Free Writing Prospectus
Pursuant to Rule 433
Registration Number 333-177891

Free Writing Prospectus
Preliminary Collateral Information

$1,107,001,430
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFRBS Commercial Mortgage Trust 2013-C15
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

The Royal Bank of Scotland
Wells Fargo Bank, National Association
NCB, FSB
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C15

July 23, 2013

RBS	Wells Fargo Securities
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities Co-Manager

FREE WRITING PROSPECTUS EXPECTED TO BE DATED JULY 23, 2013

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA and SIPC, and Wells Fargo Bank, National Association.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes (due to, among other things, the possibility that the mortgage loans that comprise the pool may become delinquent or defaulted, may be removed or replaced and that similar or different mortgage loans may be added to the pool or may not be funded) at any time prior to issuance or availability of a final prospectus.  Such certificates are being offered on a “when, as and if issued” basis.  Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued with characteristics (including with respect to the underlying assets) that differ from the characteristics described in these materials.  The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates that are actually issued and the transaction having the characteristics described in these materials.  If the underwriters determine that one or more conditions are not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor any underwriter will have any obligation to such prospective investor to deliver any portion of the certificates that such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained in this free writing prospectus is preliminary as of the date hereof, supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.  These materials are subject to change, completion, supplement or amendment from time to time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Augusta Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$110,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$110,000,000			Location:	Augusta, GA
% of Initial Pool Balance:	9.9%			Size:	500,222 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$339.85
Borrower Name:	Augusta Mall, LLC			Year Built/Renovated:	1978/2007
Sponsor:	GGPLP L.L.C.			Title Vesting(3):	Fee/Leasehold
Mortgage Rate:	4.360%			Property Manager:	Self-managed
Note Date:	July 11, 2013			3rd Most Recent Occupancy (As of):	93.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.0% (12/31/2011)
Maturity Date:	August 1, 2023			Most Recent Occupancy (As of):	98.2% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of)(4):	97.6% (5/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$15,684,217 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$16,380,499 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of)(5):	$17,339,534 (TTM 5/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine

				U/W Revenues:	$25,197,539
				U/W Expenses:	$7,570,672
Escrows and Reserves(2):				U/W NOI(5):	$17,626,867
				U/W NCF:	$16,871,867
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1)(6):	2.35x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1)(6):	2.25x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	10.4%
Replacement Reserves	$0	Springing	$102,540	U/W NCF Debt Yield(1):	9.9%
TI/LC Reserve	$0	Springing	$512,712	As-Is Appraised Value:	$250,000,000
Tenants Specific TI/LC Reserve	$1,798,660	$0	NAP	As-Is Appraisal Valuation Date:	June 25, 2013
Immediate Repairs	$9,550	$0	NAP	Cut-off Date LTV Ratio(1):	68.0%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	68.0%

(1)
The Augusta Mall Loan Combination, totaling $170,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and will be contributed to the WFRBS 2013-C15 Trust.  Note A-2 had an original principal balance of $60,000,000 and is expected to be contributed to a future trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Augusta Mall Loan Combination.

(2)	See “Escrows” section.
(3)	See “Ground Lease” section.
(4)	Current Occupancy includes 20,089 square feet attributed to temporary tenants. Excluding temporary tenants, Current Occupancy is 97.5%.
(5)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.
(6)	U/W NOI DSCR and U/W NCF DSCR are based on interest-only payments. Assuming a 30-year amortization term, the U/W NOI DSCR and U/W NCF DSCR would be 1.73x and 1.66x, respectively.

The Mortgage Loan.  The mortgage loan (the “Augusta Mall Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Augusta, Georgia (the “Augusta Mall Property”).  The Augusta Mall Loan Combination was originated on July 11, 2013 by Wells Fargo Bank, National Association.  The Augusta Mall Loan Combination had an original principal balance of $170,000,000, has an outstanding principal balance as of the Cut-off Date of $170,000,000 and accrues interest at an interest rate of 4.360% per annum.  The Augusta Mall Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Augusta Mall Loan Combination. The Augusta Mall Loan Combination matures on August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Note A-1, which represents the controlling interest in the Augusta Mall Loan Combination and will be contributed to the WFRBS 2013-C15 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000. Note A-2 had an original principal balance of $60,000,000 and is expected to be securitized in a future trust (the “Augusta Mall Companion Loan”).

Following the lockout period, the borrower has the right to defease the Augusta Mall Loan Combination in whole, but not in part, on any date before February 1, 2023.  In addition, the Augusta Mall Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$170,000,000	100.0%	Loan payoff(1)	$165,295,958	97.2%
			Closing costs	789,794	0.5
			Return of equity	3,914,248	2.3
Total Sources	$170,000,000	100.0%	Total Uses	$170,000,000	100.0%

(1)	The Augusta Mall Property was previously securitized in JPMCC 2007-LDP10.

The Property.  The Augusta Mall Property is a two-story regional mall located in Augusta, Georgia that contains approximately 1.1 million square feet, of which 500,222 square feet secures the Augusta Mall Loan Combination.  The Augusta Mall Property is anchored by Dillard’s, Macy’s, JC Penney and Sears, all of which are not part of the collateral.  The Augusta Mall Property is situated on 92.5 acres (including approximately 37.4 acres that is subject to a ground lease; see “Ground Lease” section) and was built in 1978 and renovated in 2007.  The sponsor invested approximately $80.0 million in the 2007 renovation, which consisted of the addition of approximately 200,000 square feet of lifestyle space as well as a complete interior renovation with new flooring, entrances, food court amenities and renovated restrooms.  Parking is provided by 5,082 surface parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of net rentable area.  The Augusta Mall Property’s mix of in-line tenants includes Apple, Aeropostale, American Eagle Outfitters, Banana Republic, Forever 21 and Sephora.  For the trailing 12-month period ending April 30, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $444 per square foot with an average occupancy cost of 12.5%. As of May 31, 2013, the Augusta Mall Property was 97.6% leased to 128 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to the tenancies at the Augusta Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Ba3/BB+	160,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CCC/B3/CCC+	157,971	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	146,763	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	B-/Caa1/CCC+	132,489	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Major Tenants – Collateral
American Eagle Outfitters	NR/NR/NR	6,352	1.3%	$95.17	$604,520	4.2%	$600	14.7%	1/31/2021
H&M(4)	NR/NR/NR	23,241	4.6%	$25.00	$581,025	4.0%	NAV(4)	NAV(4)	1/31/2025(5)
Dick’s Sporting Goods	NR/NR/NR	63,000	12.6%	$8.33	$524,790	3.6%	$158	6.3%	1/31/2018
Forever 21	NR/NR/NR	16,101	3.2%	$0.00(6)	$0(6)	0.0%	$198	17.8%	4/30/2020(7)
Barnes & Noble	NR/NR/NR	29,495	5.9%	$13.56	$399,952	2.8%	$217	6.5%	1/31/2019
Foot Locker/House of Hoops(8)	NR/Ba3/BB+	6,011	1.2%	$61.90	$372,081	2.6%	$625(6)	10.0%(6)	8/31/2023
Footaction USA	NR/Ba3/BB+	6,340	1.3%	$57.56	$364,930	2.5%	$316	18.6%	3/31/2022
Gap	BBB-/Baa3/BBB-	9,871	2.0%	$36.56	$360,884	2.5%	$255	15.2%	1/31/2014
The Shoe Dept.	NR/NR/NR	8,360	1.7%	$38.56	$322,362	2.2%	$219	16.7%	3/31/2021
Champs Sports	NR/Ba3/BB+	6,684	1.3%	$48.17	$321,968	2.2%	$517	9.4%	1/31/2021
Sephora	NR/NR/NR	5,265	1.1%	$50.47	$265,725	1.8%	$664	9.4%	1/31/2019
Apple	NR/Aa1/AA+	5,538	1.1%	$45.02	$249,321	1.7%	$2,497	1.9%	1/31/2020
Total Major Tenants – Collateral		186,258	37.2%	$23.45	$4,367,558	30.0%

Non-Major Tenants – Collateral(9)(10)		301,817	60.3%	$35.06	$10,168,968	70.0%

Occupied Collateral Total(9)(10)		488,075	97.6%	$30.44	$14,536,526	100.0%

Vacant Space		12,147	2.4%

Collateral Total		500,222	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through July 2014.
(3)	Sales PSF and Occupancy Costs represent the trailing 12-month period ending April 30, 2013.
(4)	H&M has a signed lease but has not yet taken occupancy of its space. The tenant is expected to be in occupancy and paying rent in May 2014.
(5)
H&M has the right to terminate its lease if net sales do not exceed $4,750,000 ($204 per square foot) in the fourth full lease year (anticipated to end January 2019).  The tenant is required to provide notice of its intention to terminate within 90 days of the last day of the fourth full lease year and pay a termination fee equal to 50% of all unamortized tenant improvement costs and leasing commissions.  The lease will terminate on the 365th day following the landlord’s receipt of such notice.

(6)
Forever 21 has the option to pay rent in an amount equal to 14% of net sales through April 30, 2015 if net sales, on a trailing 12-month basis, do not exceed $3,500,000 ($217 per square foot).  Following April 30, 2015, the tenant will commence paying an annual contractual base rent of $637,761 ($39.61 per square foot).  An amount equal to 14% of Forever 21’s net sales for the trailing 12-month period ending April 30, 2013 ($446,547; $27.73 per square foot) was underwritten.

(7)
Forever 21 has the right to terminate its lease at any time within 30 days following April 30, 2015 with 180 days written notice and the payment of a termination fee equal to 55% of unamortized tenant improvement costs, provided that net sales for each of the two preceding trailing 12-month periods are less than $3,150,000 ($196 per square foot).

(8)
Foot Locker/House of Hoops has signed a lease to expand into a larger space but has not yet taken occupancy.  The Sales PSF and Occupancy Cost shown are based on the tenant’s current space, which contains 3,200 square feet.

(9)
Includes outparcel tenants Jared Galleria of Jewelry and P.F. Chang’s China Bistro, which own their buildings and have no attributed square footage.  The Annual U/W Base Rent ($291,110) from these tenants was excluded from the Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total.

(10)
Includes 20,089 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent.  The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total exclude the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Augusta Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 4/30/2013
American Eagle Outfitters	$557	$577	$612	$600
H&M(2)	NAV	NAV	NAV	NAV
Dick's Sporting Goods	$151	$151	$157	$158
Barnes & Noble	$186	$186	$217	$217
Foot Locker/House of Hoops(3)	$461	$505	$608	$625
Footaction USA	$310	$322	$352	$316
Gap	$317	$270	$271	$255
The Shoe Dept.	$348	$254	$214	$219
Champs Sports	$290	$343	$491	$517
Sephora	$696	$748	$692	$664
Apple	$1,679	$2,223	$2,570	$2,497

Total In-line (<10,000 square feet)(4)	$413	$423	$447	$444
Occupancy Costs(5)	12.0%	12.4%	12.0%	12.5%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	H&M has a signed lease but has not yet taken occupancy of its space.
(3)
Foot Locker/House of Hoops signed a lease to expand into a larger 6,011 square foot space but has not yet taken occupancy.  The Sales PSF and Occupancy Costs shown are based on the tenant’s current space, which contains 3,200 square feet.

(4)	Excluding Apple, Total In-line (<10,000 square feet) sales PSF for 2010, 2011, 2012 and TTM 4/30/2013 were $388, $388, $407 and $406, respectively.
(5)	Excluding Apple, Occupancy Costs for 2010, 2011, 2012 and TTM 4/30/2013 were 12.9%, 13.6%, 13.2% and 13.8%, respectively.

The following table presents certain information relating to the lease rollover schedule at the Augusta Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	9	20,089	4.0%	20,089	4.0%	$0	$0.00
2013	4	5,086	1.0%	25,175	5.0%	$141,120	$27.75
2014	10	29,685	5.9%	54,860	11.0%	$1,010,194	$34.03
2015	10	20,035	4.0%	74,895	15.0%	$702,640	$35.07
2016	13	38,284	7.7%	113,179	22.6%	$1,211,068	$31.63
2017	13	29,625	5.9%	142,804	28.5%	$905,834	$30.58
2018(5)	22	122,015	24.4%	264,819	52.9%	$2,605,823	$20.50
2019	15	60,948	12.2%	325,767	65.1%	$1,692,637	$27.77
2020	10	43,576	8.7%	369,343	73.8%	$1,131,672	$25.97
2021	7	29,213	5.8%	398,556	79.7%	$1,591,875	$54.49
2022	8	28,831	5.8%	427,387	85.4%	$1,269,674	$44.04
2023	10	37,447	7.5%	464,834	92.9%	$1,505,940	$40.22
Thereafter(6)	2	23,241	4.6%	488,075	97.6%	$768,048	$25.00
Vacant	0	12,147	2.4%	500,222	100.0%	$0	$0.00
Total/Weighted Average	133	500,222	100.0%			$14,536,526	$30.44

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
Weighted average Annual U/W Base Rent PSF excludes vacant space, Annual U/W Base Rent attributed to leased fee tenants and square footage attributed to temporary tenants, which were not included in Annual U/W Base Rent.

(4)	Includes nine temporary tenants totaling 20,089 square feet that were not included in Annual U/W Base Rent.
(5)
Includes outparcel tenant P.F. Chang’s China Bistro, which owns its building and has no attributed square footage.  This tenant’s Annual U/W Base Rent of $104,087 was excluded from the Annual U/W Base Rent PSF calculation.

(6)
Includes outparcel tenant Jared Galleria of Jewelry, which owns its building and has no attributed square footage.  This tenant’s Annual U/W Base Rent of $187,023 was excluded from the Annual U/W Base Rent PSF calculation.

The following table presents historical occupancy percentages at the Augusta Mall Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	5/31/2013(2)
93.1%	94.0%	98.2%	97.6%

(1)	Information obtained from the borrower.
(2)	Occupancy includes 20,089 square feet attributed to temporary tenants. As of May 31, 2013, the occupancy excluding temporary tenants was 97.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Augusta Mall Property:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W(1)	U/W $ per SF
Base Rent	$12,563,647	$13,017,782	$13,500,968	$14,536,526	$28.35
Grossed Up Vacant Space	0	0	0	330,366	0.64
Percentage Rent	1,245,105	1,159,668	1,101,522	1,409,830	2.75
Total Reimbursables	7,143,269	7,965,871	8,362,797	7,602,099	14.83
Other Income	1,921,174	1,840,350	1,995,811	2,062,063	4.02
Less Vacancy & Credit Loss	6,168	(291,177)	(397,271)	(743,345)(2)	(1.45)
Effective Gross Income	$22,879,363	$23,692,494	$24,563,827	$25,197,539	$49.15

Total Operating Expenses	$7,195,146	$7,311,995	$7,224,293	$7,570,672	$14.77

Net Operating Income	$15,684,217	$16,380,499	$17,339,534	$17,626,867	$34.38
TI/LC	0	0	0	652,458	1.27
Capital Expenditures	0	0	0	102,542	0.20
Net Cash Flow	$15,684,217	$16,380,499	$17,339,534	$16,871,867	$32.91

NOI DSCR(3)	2.09x	2.18x	2.31x	2.35x
NCF DSCR(3)	2.09x	2.18x	2.31x	2.25x
NOI DY(3)	9.2%	9.6%	10.2%	10.4%
NCF DY(3)	9.2%	9.6%	10.2%	9.9%

(1)
The increase in U/W NOI is due to the inclusion of contractual rent escalations through July 2014 and recent leasing activity.  H&M, Finish Line and Foot Locker/House of Hoops all executed leases but have not taken occupancy on their respective spaces.

(2)	The underwritten economic vacancy is 5.0%. The Augusta Mall Property was 97.6% physically occupied as of May 31, 2013.
(3)	DSCRs and debt yields are based on the Augusta Mall Loan Combination.

Appraisal.  As of the appraisal valuation date of June 25, 2013, the Augusta Mall Property had an “as-is” appraised value of $250,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated July 3, 2013, there was no evidence of any recognized environmental conditions at the Augusta Mall Property.

Market Overview and Competition.  The Augusta Mall Property is located on the southeast corner of the intersection of Interstate 520 (Bobby Jones Parkway) and Wrightsboro Road, approximately seven miles west of the Augusta central business district, 142 miles east of Atlanta and 77 miles southwest of Columbia, South Carolina.  Primary regional access is provided by Interstate 20, which is approximately two miles north of the Augusta Mall Property, with primary local access provided by Interstate 520 (Bobby Jones Parkway) and Wrightsboro Road, both of which are adjacent to the Augusta Mall Property.  Augusta is Georgia’s second largest city, and the surrounding area is home to several colleges and universities with a combined student population of approximately 17,000.  In addition, the United States Army Signal Center is located approximately seven miles southwest of the Augusta Mall Property and has a population of approximately 18,000.  The city of Augusta is also known for hosting golf’s Masters Tournament, which is estimated to attract approximately 250,000 visitors every April.  According to the appraisal, as of 2013, the estimated population within a 10-mile and 25-miles radius of the Augusta Mall Property was approximately 330,653 and 518,986, respectively.  The estimated household income within the same 10-mile and 25-mile radii was approximately $63,058 and $61,169, respectively.

According to a third party market research report, the Augusta Mall Property is located within the South Richmond County submarket, which has an estimated inventory of 800 retail buildings totaling approximately 8.6 million square feet with a 5.8% vacancy rate, as of the first quarter of 2013.  The appraiser concluded a market rent of $34.97 per square foot, on a triple net basis, for the Augusta Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to comparable retail properties for the Augusta Mall Property:

Competitive Set(1)

	Augusta Mall (Subject)	Augusta Exchange	Columbiana Centre	WestGate Mall	Haywood Mall	Anderson Mall
Location	Augusta, GA	Augusta, GA	Columbia, SC	Spartanburg, SC	Greenville, SC	Anderson, SC
Distance from Subject	--	1.5 miles	67.0 miles	100.0 miles	95.0 miles	80.0 miles
Property Type	Regional Mall	Power Center	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1978/2007	1997/NAP	1990/2005	1975/1996	1980/2005	1972/2008
Anchors	Dillard’s, Sears, Macy’s, JC Penney	Target, Hobby Lobby, Sports Authority, HH Gregg, Ashley Furniture, Bed Bath & Beyond, Buy Buy Baby, PetSmart, Staples, Michaels, Ulta	Belk, Dillard’s, Sears, JC Penney	Sears, Belk, Dillard’s, JC Penney, Bed Bath & Beyond, Dick’s, Regal Cinemas	Belk, Dillard’s, Macy’s, Sears, JC Penney	Belk, Dillard’s, JC Penney, Sears
Total GLA	1,097,445 SF(2)	532,945 SF	826,331 SF	954,302 SF	1,229,000 SF	671,803 SF
Total Occupancy	99%(2)	98%	96%	99%	99%	85%

(1)	Information obtained from the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower. The borrower is Augusta Mall, LLC, a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Augusta Mall Loan Combination. GGPLP L.L.C., the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Augusta Mall Loan Combination.

The Sponsor. The loan sponsor is GGPLP L.L.C. (“GGP”).  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  As of March 31, 2013, GGP’s portfolio consisted of 142 regional malls totaling approximately 134 million square feet which generated sales of $558 per square foot for the trailing 12-month period ending March 31, 2013.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010.

Escrows. Upon origination, the borrower issued a guaranty for $1,798,660 in connection with outstanding tenant improvement allowances for H&M ($1,394,460), P.S. from Aeropostale ($111,700), Clark’s ($100,000), Finish Line ($100,000), Body Central ($75,000) and Soma Intimates ($17,500). The borrower also issued a guaranty for $9,550 in connection with immediate repairs, which are to be completed within 90 days of the closing date of the Augusta Mall Loan Combination.

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with timely proof of full payment; and (iii) a Trigger Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided either (i) (a) no event of default has occurred and is continuing; (b) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; and (c) the borrower provides the lender with proof of payment of insurance premiums satisfactory to the lender; or (ii) a Trigger Event Period does not currently exist. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event Period exists and is continuing. During a Trigger Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $8,545 (subject to a cap of $102,540). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event Period exists and is continuing.  During a Trigger Event Period, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $42,726 (subject to a cap of $512,712). In addition, during a Trigger Event Period, the borrower is required to make monthly deposits into a ground rent reserve account in an amount equal to one twelfth of the estimated annual ground rent payment payable during the next ensuing 12 months.

A “Trigger Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio (based on a 30-year amortization term) for the trailing 12-month period falling below 1.25x at the end of any calendar quarter.  A Trigger Event Period will expire upon the cure of such event of default or the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management. The Augusta Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt.  Prior to the occurrence of a Trigger Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.   During a Trigger Event Period, all excess cash flow is swept on a monthly basis (or daily during the continuance of an event of default) to a cash management account under control of the lender.

Property Management.  The Augusta Mall Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Assumption. The borrower has the one-time right to transfer the Augusta Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in a Restricted Party (as defined in the loan documents) subject to certain conditions, including not less than 50% of equity interests in the borrower being owned by a  Qualified Equity holder (as defined below) and controls the borrower.

A “Qualified Equity holder” is defined as GGP or an affiliate, or other institution having total assets in excess of $600 million and capital/statutory surplus in excess of $250 million, or any permitted mezzanine lender or party for whom written confirmation from Fitch, KBRA and Moody’s has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C15 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Partial Release. The borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C15 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Real Estate Substitution. The borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; and (iii) delivery to the lender of an acceptable Phase I report (as defined in the loan documents) and a physical condition report (if the substitution parcel is improved).

Subordinate and Mezzanine Indebtedness. There is no existing mezzanine debt in place related to the Augusta Mall Loan Combination, however, future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the Augusta Mall Companion Loan and reasonably acceptable to the lender; (iv) the combined debt service coverage ratio is not less than the debt service coverage ratio of the Augusta Mall Loan Combination at origination; (v) the combined loan-to-value ratio will not be greater than 70%; (vi) the total debt service coverage ratio (based on a 30-year amortization term) will not be less than 1.66x; and (vii) mezzanine loan documents acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the Augusta Mall Companion Loan and reasonably acceptable to the lender will have been delivered to the lender.

The loan documents permit certain sponsor affiliates to pledge indirect ownership interests to a qualified pledgee (an institution having $600 million in total assets and $250 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) a pledge is given in connection with a credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither the granting or exercise of remedies related to the pledge shall result in the Augusta Mall Property’s being managed by a party other than the borrower or a Qualified Manager (as defined in the Augusta Mall Loan Combination documents).

Ground Lease. Two portions of the Augusta Mall Property, comprising a total of approximately 37.4 acres of the 92.5-acre site, are subject to independent ground leases, each of which has an expiration date of December 31, 2043 and one 25-year extension option.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Augusta Mall Property; provided, however, that the borrower will not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date that TRIA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Molina Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody's):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$103,770,000		Specific Property Type:	Suburban
Cut-off Date Principal Balance:		$103,770,000		Location:	Various – See Table
% of Initial Pool Balance:		9.4%		Size:	621,446 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per SF:	$166.98
Borrower Name:		AGNL Clinic, L.P.		Year Built/Renovated:	Various – See Table
Sponsor:		AG Net Lease II Corp.		Title Vesting:	Fee
Mortgage Rate:		4.356%		Property Manager:	McKinney Brokerage Group, Inc.
Note Date:		June 13, 2013		3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:		July 6, 2023		2nd Most Recent Occupancy(2):	NAV
Maturity Date:		July 6, 2043		Most Recent Occupancy(2):	NAV
IO Period:		60 months		Current Occupancy (As of):	100.0% (8/1/2013)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		360 months
Loan Amortization Type:		Interest-only, Amortizing ARD		3rd Most Recent NOI(2):	NAV
Interest Accrual Method:		Actual/360		2nd Most Recent NOI(2):	NAV
Call Protection:		L(25),GRTR 1% or YM(88),O(7)		Most Recent NOI(2):	NAV
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		Yes
Additional Debt Type:		Future Mezzanine		U/W Revenues:	$11,946,282
				U/W Expenses:	$358,388
				U/W NOI:	$11,587,894
				U/W NCF:	$10,991,953
				U/W NOI DSCR:	1.87x
Escrows and Reserves(1):				U/W NCF DSCR:	1.77x
				U/W NOI Debt Yield:	11.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$158,700,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$0	Springing	$1,000,000	Cut-off Date LTV Ratio:	65.4%
TI/LC	$3,270,000	Springing	$5,000,000	LTV Ratio at Maturity or ARD:	59.7%

(1)	See “Escrows” section.
(2)	Historical occupancy and financial data is not available as the Molina Office Portfolio properties were acquired in a sale-leaseback transaction in June 2013.
(3)	See "Appraisal" section.

The Mortgage Loan.  The mortgage loan (the “Molina Office Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a two-property portfolio comprised of two, 14-story office towers in Long Beach, California and a six-story office tower in Columbus, Ohio (the “Molina Office Portfolio Properties”). The Molina Office Portfolio Mortgage Loan was originated on June 13, 2013 by The Royal Bank of Scotland. The Molina Office Portfolio Mortgage Loan had an original principal balance of $103,770,000, has an outstanding principal balance as of the Cut-off Date of $103,770,000 and accrues interest at an interest rate of 4.356% per annum. The Molina Office Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule through the anticipated repayment date (“ARD”).  The ARD is July 6, 2023 and the final maturity date is July 6, 2043.  In the event the Molina Office Portfolio Mortgage Loan is not paid in full on or before the ARD, the Molina Office Portfolio Mortgage Loan will have a remaining term of 240 months and will accrue interest at a rate equal to the greater of (i) 7.356% and (ii) the interpolated 20-year treasury rate as of the ARD plus 3.0%.  The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance.

Following the lockout period, the borrower has the right to prepay the Molina Office Portfolio Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid on any date before January 6, 2023.  In addition, the Molina Office Portfolio Mortgage Loan is prepayable without penalty on or after January 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$103,770,000	63.8%	Purchase price	$158,625,566	97.5%
Sponsor's new cash contribution	58,970,917	36.2	Reserves	3,270,000	2.0
			Closing costs	845,351	0.5
Total Sources	$162,740,917	100.0%	Total Uses	$162,740,917	100.0%

The Properties.  The Molina Office Portfolio Properties are comprised of two, 14-story class A office buildings located in Long Beach, California ("Molina Center") and a six-story class B office building located in Columbus, Ohio ("3000 Corporate Exchange"). The Molina Office Portfolio Properties are leased to Molina Healthcare Inc., (NYSE: MOH) and collectively contain 621,446 square feet of office space. The Molina Center property serves as the corporate headquarters for Molina Healthcare Inc. and is comprised of two adjacent, 14-story class A office buildings that contain a total of 461,265 square feet.  The Molina Center property was built in 1983 and significantly renovated and updated in 2013.  The Molina Center property is located along Ocean Boulevard and the Long Beach Freeway and has views of the Pacific Ocean.  Parking is provided by 1,093 spaces in a three-level parking structure, which equates to 2.4 spaces per 1,000 square feet of rentable area.  The 3000 Corporate Exchange property serves as the Ohio state headquarters of Molina Healthcare Inc., and is a six-story, class B office building containing 160,181 square feet.  The 3000 Corporate Exchange property was built in 1999, renovated in 2013, and is a LEED certified building located at the intersection of Interstate 270 and the Cleveland Avenue highway interchange.  Parking is provided by 1,067 surface parking spaces, resulting in a parking ratio of 6.7 spaces per 1,000 square feet of rentable area.  As of August 1, 2013, the Molina Office Portfolio Properties were 100.0% occupied by Molina Healthcare Inc. on a triple net lease through April 2038.  The lease has six, five-year renewal options with 18 months written notice and 3.0% rent increases.  Molina Healthcare Inc. was founded in Long Beach, California in 1980 and reported March 30, 2013 assets and equity of $2.5 billion and $764.2 million, respectively.

The following table presents certain information relating to the Molina Office Portfolio Properties:

Property Name	Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Molina Center	Long Beach, CA	$88,070,000	84.9%	100.0%	1983/2013	461,265	$134,700,000
3000 Corporate Exchange	Columbus, OH	$15,700,000	15.1%	100.0%	1999/2013	160,181	$24,000,000
Total/Weighted Average		$103,770,000	100.0%	100.0%		621,446	$158,700,000

The following table presents certain information relating to the tenant at the Molina Office Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Molina Healthcare Inc.	NR/NR/NR	621,446	100.0%	$20.24	$12,575,034	100.0%	4/30/2038

Total Major Tenant		621,446	100.0%	$20.24	$12,575,034	100.0%

(1)
The Annual U/W Base Rent represents an average of the tenant's annual rental obligations during the term of the Molina Office Portfolio Mortgage Loan. The tenant currently pays an annual base rental rate of $17.54 per net rentable square foot, on a triple net basis.  The weighted average Annual U/W Base Rent PSF is $20.24, based on $23.06 per net rentable square foot at the Molina Center property and $12.10 per net rentable square foot at the 3000 Corporate Exchange property, on a triple net basis, which includes increases at the end of each calendar year in an amount equal to 3.0% per net rentable square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Molina Office Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	621,446	100.0%	621,446	100.0%	$12,575,034	$20.24
Vacant	0	0	0.0%	621,446	100.0%	$0	$0.00
Total/Weighted Average	1	621,446	100.0%			$12,575,034	$20.24

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Molina Office Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	8/1/2013
NAV	NAV	NAV	100%

(1)
The Molina Office Portfolio Properties were previously owner-occupied by Molina Healthcare Inc. and certain of its affiliates and a lease was not in place. The borrower acquired the Molina Office Portfolio Properties in June 2013 through a sale-leaseback transaction and executed a new lease.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Molina Office Portfolio Properties:

Cash Flow Analysis(1)

	In Place	U/W	U/W $ per SF
Base Rent	$10,901,851	$12,575,034	$20.24
Grossed Up Vacant Space	0	0	0
Other Income	0	0	0
Total Reimbursables	0	0	0
Less Vacancy & Credit Loss	0	(628,752)(2)	(1.01)
Effective Gross Income	$10,901,851	$11,946,282	$19.22

Total Operating Expenses	$0	$358,388(3)	$0.58

Net Operating Income	$10,901,851	$11,587,894	$18.65
TI/LC	0	452,430	0.73
Capital Expenditures	0	143,511	0.23
Net Cash Flow	$10,901,851	$10,991,953	$17.69

NOI DSCR	1.76x	1.87x
NCF DSCR	1.76x	1.77x
NOI DY	10.5%	11.2%
NCF DY	10.5%	10.6%

(1)	No historical financial information is available as the Molina Office Portfolio Properties were acquired by a sale-leaseback transaction in June 2013.
(2)	The underwritten economic vacancy is 5.0%. The Molina Office Portfolio Properties were 100.0% physically occupied as of August 1, 2013.
(3)	The only underwritten operating expense is a management fee of 3.0% of Effective Gross Income. All other expenses are paid directly by Molina Healthcare Inc.

Appraisal.  As of the appraisal valuation dates of February 28, 2013 and March 1, 2013 for the Molina Center property and the 3000 Corporate Exchange property, respectively, the Molina Office Portfolio Properties had an aggregate “as-is” appraised value of $158,700,000 and an aggregate hypothetical "go dark" value of $108,850,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

Environmental Matters.  According to the Phase I environmental site assessment dated March 13, 2013, there was evidence of a historical recognized environmental condition ("REC") at the Molina Center property related to a 550-gallon diesel fuel underground storage tank ("UST") which had earlier been removed. No further action was recommended.  The Phase I report also identified suspect asbestos containing materials that may be located at the Molina Center property. The suspect asbestos containing materials are not considered an REC when maintained in good condition and no further action was recommended.

According to the Phase I environmental site assessment dated March 11, 2013, there was no evidence of any REC at the 3000 Corporate Exchange property.

Market Overview and Competition.  The Molina Office Portfolio Properties are located in Long Beach, California and      Columbus, Ohio.

The Molina Center property is located in downtown Long Beach, within Los Angeles County, California.  The Molina Center property is located approximately 14 miles south of the Los Angeles Civic Center and less than nine miles southwest of the Long Beach Municipal Airport.  According to the appraisal, Long Beach is the fifth largest city in California and benefits from over 5.5 million visitors, adding over $1.75 billion each year to Long Beach's economy.  According to the appraisal, the 2012 population and average household income within a five-mile radius of the Molina Center property were approximately 380,883 and $61,597, respectively.  According to the appraisal, the Molina Center property is located within the downtown Long Beach submarket of the Los Angeles County office market.  As of the fourth quarter 2012, the Los Angeles County office market had a vacancy rate and average annual asking gross lease rate of 18.4% and $30.36 per square foot, respectively. As of the fourth quarter of 2012, the Downtown Long Beach submarket had a vacancy rate and average annual asking gross lease rate of 17.4% and $25.20 per square foot, respectively.

The 3000 Corporate Exchange property is located at the intersection of Interstate 270 and the Cleveland Avenue highway interchange, approximately 10 miles northeast of the Columbus central business district.  The 3000 Corporate Exchange property is approximately seven miles northwest of the Port Columbus International Airport and approximately eight miles northeast of Ohio State University.  According to the appraisal, the 3000 Corporate Exchange property is located within the Columbus office market and the Westerville submarket.  As of year end 2012, the Columbus office market vacancy rate and average asking gross lease rate were 18.1% and $18.01, respectively.  As of year-end 2012, the Westerville submarket vacancy rate and average asking gross lease rate were 29.3% and $17.57, respectively.

The following table presents certain information relating to comparable office properties for the Molina Center property:

Competitive Set(1)

	Molina Center (Subject)	Landmark Square	333 W Ocean Blvd	Salvation Army	Shoreline Square	Union Bank Building
Location	Long Beach, CA	Long Beach, CA	Long Beach, CA	Long Beach, CA	Long Beach, CA	Long Beach, CA
Distance from Subject	--	0.4 miles	0.3 miles	0.6 miles	0.6 miles	<0.1 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built	1983	1990	1962	1982	1987	1976
Number of Stories	14	24	5	12	21	14
Total GLA	461,265 SF	442,777 SF	188,965 SF	199,156 SF	383,630 SF	157,683 SF
Total Occupancy	100%	85%	100%	100%	91%	97%

(1)	Information obtained from the underwritten rent roll and appraisal.

The following table presents certain information relating to comparable office properties for the 3000 Corporate Exchange property:

Competitive Set(1)

	3000 Corporate Exchange (Subject)	Community Corporate Center	Office at Polaris	Corporate Exchange V	1105 Schrock	Confidential
Location	Columbus, OH	Columbus, OH	Columbus, OH	Columbus, OH	Columbus, OH	Columbus, OH
Distance from Subject	--	6.0 miles	4.3 miles	<0.1 miles	3.3 miles	--
Property Type	Office	Office	Office	Office	Office	Office
Year Built	1999	1988	1997	1986	1983	1983
Number of Stories	6	9	4	4	8	3
Total GLA	160,181 SF	255,371 SF	96,646 SF	126,254 SF	213,249 SF	103,683 SF
Total Occupancy	100%	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from the underwritten rent roll and appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

The Borrower.  The borrower is AGNL Clinic, L.P., a Delaware limited partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Molina Office Portfolio Mortgage Loan. AG Net Lease II Corp. is the guarantor of certain nonrecourse carveouts under the Molina Office Portfolio Mortgage Loan.

The Sponsor.  The loan sponsor is AG Net Lease II Corp. ("AG Net Lease"), a subsidiary of Angelo, Gordon & Co. AG Net Lease is a real estate investment firm that focuses on the management, acquisition, financing, disposition, leasing and construction of commercial real estate throughout North America and select international markets.  Angelo, Gordon & Co. was founded in 1988 and has acquired over $24.0 billion of properties.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $3,270,000 for tenant improvements currently underway at the Molina Office Portfolio Properties.  The loan documents do not require monthly escrow deposits for taxes or insurance so long as: (i) no Cash Management Period (as defined below) has occurred and is continuing and (ii) no Lease Sweep Period (as defined below) has occurred and is continuing.  No monthly replacement reserve escrow is required so long as (i) no Cash Management Period (as defined below) has occurred or is continuing and (ii) the tenant under lease with Molina Healthcare Inc. is maintaining the Molina Office Portfolio Properties in accordance with the terms of such lease. No monthly replacement reserves or tenant improvement and leasing commission reserves are required so long as no Cash Management Period has occurred and is continuing.

Lockbox and Cash Management.  The Molina Office Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the tenant is directed to pay its rents directly.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Molina Office Portfolio Properties be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period, (all funds on deposit in the lockbox account are swept into the borrower's operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under control of the lender.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.15x as tested each calendar quarter; (iii) the Anticipated Repayment Date; (iv) the commencement of a Lease Sweep Period; or (v) an approved mezzanine loan.  A Cash Management Period will end: (1) with respect to the matters described in clause (i) above, when such event of default has been cured; (2) with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.15x has been achieved for two consecutive calendar quarters; or (3) with respect to the matters described in clause (iv) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) at the Molina Office Portfolio Properties is cancelled or terminated prior to its then current expiration date; (ii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; or (iii) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.  A Lease Sweep Period will end with respect to clause (i) above, on the date which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; with respect to clause (ii) above, when the tenant under the Major Lease commences operations again at its premises in accordance with the terms of the Major Lease; and with respect to clause (iii) above, when the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A "Major Lease" is defined as the Molina Healthcare Inc. lease and any other lease entered into which demises more than 20.0% of the rentable area of the Molina Office Portfolio Properties.

Properties Management.  The Molina Office Portfolio Properties are managed by McKinney Brokerage Group, Inc.

Assumption.  The borrower has the right to transfer all the Molina Office Portfolio Properties, in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C15 Certificates, the borrower may obtain the release of an individual property from the lien of the related mortgage upon the satisfaction of certain conditions including, but not limited to: (i) the release is permitted under the Molina Healthcare lease, (ii) the property to be released must be the subject of sale to a bona fide third party purchaser who is neither a Restricted Party (as defined below) nor an affiliate of a Restricted Party; (iii) the borrower must provide the lender a written notice at least 20 days prior to the proposed release date; (iv) no event of default has occurred before such sale and immediately thereafter; (v) payment by the borrower in an amount equal to 110% of the allocated loan amount for the individual property to be released, along with any applicable yield maintenance or prepayment premium; (vi) after such release, the debt service coverage ratio of the remaining properties must not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.64x; and (vii) after such release, the loan-to-value ratio of the remaining properties must not be greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 65.4%.

A "Restricted Party" means the borrower, any principal or the guarantor or any affiliate thereof under the Molina Office Portfolio Mortgage Loan.

Real Estate Substitution.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the execution of an intercreditor agreement in form and substance that is reasonably acceptable to the lender; (iii) the Aggregate DSCR (as defined below) is not less than 1.20x; (iv) the Aggregate LTV (as defined below) will not be greater than 72.5%; (v) the debt yield is not less than 8.0%; (vi) mezzanine loan documents that are reasonably acceptable to the lender will have been delivered to the lender; and (vii) rating agency confirmation from Fitch, KBRA and Moody's that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

The "Aggregate DSCR" is the aggregate debt service coverage ratio based on the amortizing debt service under the Molina Office Portfolio Mortgage Loan and approved mezzanine loan that is outstanding.

The "Aggregate LTV" is the aggregate loan to value ratio based on the outstanding principal balance of the Molina Office Portfolio Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Molina Office Portfolio Properties as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Meritage Resort & Spa

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody's):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$92,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$92,000,000			Location:	Napa, CA
% of Initial Pool Balance:	8.3%			Size(2):	319 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$288,401
Borrower Name:	The Meritage Resort, LLC			Year Built/Renovated(2):	2006/2012
Sponsor:	Timothy R. Busch			Title Vesting(3):	Fee
Mortgage Rate:	5.129%			Property Manager:	Self-managed
Note Date:	July 2, 2013			3rd Most Recent Occupancy:	65.9% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	65.7% (12/31/2011)
Maturity Date:	August 1, 2023			Most Recent Occupancy (As of)(2):	62.9% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(2):	59.0% (5/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(4):	$5,421,092 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$9,278,336 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of)(4):	$11,431,705 (TTM 5/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$32,305,170
Additional Debt Type:	NAP			U/W Expenses:	$21,376,197
				U/W NOI:	$10,928,973
				U/W NCF:	$9,636,767
				U/W NOI DSCR:	1.82x
Escrows and Reserves(1):				U/W NCF DSCR:	1.60x
				U/W NOI Debt Yield:	11.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.5%
Taxes	$333,100	$83,275	NAP	As-Is Appraised Value:	$146,700,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 1, 2013
FF&E	$104,928	$104,928	NAP	Cut-off Date LTV Ratio:	62.7%
Room Renovation Reserve	$1,766,325	$0	NAP	LTV Ratio at Maturity or ARD:	51.8%

(1)	See "Escrows" section.
(2)	In May 2012, the Meritage Resort & Spa Property was expanded by 165 guestrooms.
(3)	See "Ground Lease" section.
(4)	See “Cash Flow Analysis” section for detail on the increase from 3rd Most Recent NOI to Most Recent NOI.

The Mortgage Loan.  The mortgage loan (the “Meritage Resort & Spa Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Napa, California (the “Meritage Resort & Spa Property”).  The Meritage Resort & Spa Mortgage Loan was originated on July 2, 2013 by The Royal Bank of Scotland. The Meritage Resort & Spa Mortgage Loan had an original principal balance of $92,000,000, has an outstanding principal balance as of the Cut-off Date of $92,000,000 and accrues interest at an interest rate of 5.129% per annum.  The Meritage Resort & Spa Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Meritage Resort & Spa Mortgage Loan matures on August 1, 2023.

Following the lockout period, the borrower has the right to defease the Meritage Resort & Spa Mortgage Loan in whole, but not in part, on any date before February 1, 2023.  In addition, the Meritage Resort & Spa Mortgage Loan is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$92,000,000	100.0%	Loan payoff	$66,039,615	71.8%
			Reserves	2,204,353	2.4
			Closing costs Return of equity	631,204 23,124,828	0.7 25.1
Total Sources	$92,000,000	100.0%	Total Uses	$92,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

The Property.  The Meritage Resort & Spa Property is a 319-room, full service hotel and spa located in Napa, California.  The Meritage Resort & Spa Property was built in 2006 and underwent a $42.1 million renovation between 2010 and 2012, which added approximately 150,000 square feet, including 165 additional guestrooms, a ballroom, boardrooms and a kitchen. Amenities at the Meritage Resort & Spa Property include a business center, approximately 35,000 square feet of meeting space, an outdoor swimming pool, a whirlpool, a restaurant that serves breakfast, lunch and dinner, a café, a lounge with a six-lane bowling alley, a wine bar, a spa, a gift shop, fitness center and a bocce ball court. Guestrooms at the Meritage Resort & Spa Property are located in two, three-story buildings. The main building contains the original 154 guestrooms and the west building contains  165 additional guestrooms, which were built in 2012.  Standard guestrooms in the main building are approximately 375 square feet, while suites range from 550 to 1,300 square feet.  Standard guestrooms in the west building range from 427 to 481 square feet, while suites are approximately 775 square feet.  The standard guestrooms feature a 32-inch flat screen TV, refrigerator,  high-speed internet access and a desk.  Suites feature amenities such as a separate bath and shower, jacuzzi, fire place, dining table and kitchen.  Some guestrooms also feature a private balcony or patio and benefit from views of the vineyard or pool. Vino Bello Village ("Vino Bello") is a 182-unit timeshare development (not part of the collateral), located adjacent to the Meritage Resort & Spa Property.  Vino Bello is owned by a third party unaffiliated with the borrower that participates in a shared operating agreement with the Meritage Resort & Spa Property (see "Vino Bello Timeshare" below).  The Meritage Resort & Spa Property has 607 surface parking spaces, which equates to 1.9 spaces per room.

Vino Bello Timeshare.  Vino Bello (which is described above and not part of the collateral) is owned by unaffiliated third parties.  The units are comprised of apartment-style living, complete with kitchens and living areas.  The  shared operating agreement requires Vino Bello to pay (i) a management fee equal to 10% of operating expenses; (ii) a monthly accounting fee of $2,000; (iii) a daily fee of $20 whereby owners and guests of the Vino Bello property can utilize the facilities at the Meritage Resort & Spa Property and (iv) a sales referral fee equal to 35% of all gross rooms revenue generated by a sales referral from the Meritage Resort & Spa Property.  The management agreement, originated in June 2004 allows for various shared costs to the Meritage Resort & Spa Property in addition to numerous hotel services and amenities for timeshare guests. The agreement is for a period of 10 years from the commencement date and shall automatically renew for two, five-year periods, unless either party gives the other notice of its election to not renew at least one year prior to the expiration of the current lease term.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Meritage Resort & Spa Property:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W	U/W $ per Room
Average Annual Room Count(1)	155	257	319	319
Occupancy	65.7%	62.9%	59.0%	59.0%
ADR	$182.08	$198.54	$210.15	$210.15
RevPAR	$119.63	$124.88	$123.88	$123.88

Total Revenue	$16,875,406	$26,896,838	$32,305,170	$32,305,170	$101,270
Total Department Expenses	6,789,052	10,187,031	12,230,366	12,230,366	38,340
Gross Operating Profit	$10,086,354	$16,709,807	$20,074,804	$20,074,804	$62,930

Total Undistributed Expenses	4,077,067	6,514,320	7,539,801	7,831,414	24,550
Profit Before Fixed Charges	$6,009,287	$10,195,487	$12,535,003	$12,243,390	$38,381

Total Fixed Charges	588,195	917,151	1,103,298	1,314,417	4,120

Net Operating Income	$5,421,092	$9,278,336	$11,431,705	$10,928,973	$34,260
FF&E	0	0	0	1,292,207	4,051
Net Cash Flow	$5,421,092	$9,278,336	$11,431,705	$9,636,767	$30,209

NOI DSCR	0.90x	1.54x	1.90x	1.82x
NCF DSCR	0.90x	1.54x	1.90x	1.60x
NOI DY	5.9%	10.1%	12.4%	11.9%
NCF DY	5.9%	10.1%	12.4%	10.5%

(1)
Due to the May 2012 expansion at the Meritage Resort & Spa Property, the 2011 Cash Flow Analysis figures are based on the 155 guestrooms, the 2012 figures are based on 257 guestrooms and the figures from the trailing 12-month ending May 31, 2013 are based on 319 guestrooms.

Appraisal.  As of the appraisal valuation date of May 1, 2013, the Meritage Resort & Spa Property had an “as-is” appraised value of $146,700,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 29, 2013, there was no evidence of any recognized environmental conditions at the Meritage Resort & Spa Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

Market Overview and Competition.  The Meritage Resort & Spa Property is located in Napa, California approximately 50 miles north of San Francisco.  According to the appraisal, Napa Valley benefits from approximately 4.5 million tourists annually, generating more than $1.3 billion in annual revenue.  The Meritage Resort & Spa Property is located approximately four miles south of downtown Napa,  which encompasses approximately 45,300 acres of vineyards. The Meritage Resort & Spa Property is located less than 1.5 miles north of Highway 29, which accommodates, on average, approximately 50,000 vehicles per day.

The following table presents certain information relating to the Meritage Resort & Spa Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Meritage Resort & Spa			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2013 YTD	60.6%	$203.10	$122.99	56.5%	$200.26	$113.12	93.3%	98.6%	92.0%
5/31/2012 YTD	56.9%	$191.98	$109.31	65.8%	$159.70	$105.04	115.5%	83.2%	96.1%
5/31/2011 YTD	55.5%	$183.10	$101.56	62.1%	$160.84	$99.96	112.0%	87.8%	98.4%
5/31/2013 TTM	68.4%	$228.97	$156.63	59.0%	$209.97	$123.93	86.3%	91.7%	79.1%
5/31/2012 TTM	66.0%	$214.19	$141.38	67.3%	$180.79	$121.65	101.9%	84.4%	86.0%
5/31/2011 TTM	62.8%	$201.90	$126.77	66.5%	$177.29	$117.90	105.9%	87.8%	93.0%

(1)
Information obtained from a third party hospitality report dated June 19, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: Marriott Napa Valley Hotel & Spa, Silverado Resort, Embassy Suites Napa Valley, Fairmont Sonoma Mission Inn & Spa, Renaissance Lodge @ Sonoma Resort & Spa and Westin Verasa Napa.

The Borrower.  The borrower is The Meritage Resort, LLC, a California limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Meritage Resort & Spa Mortgage Loan.  Timothy R. Busch and the Lenawee Trust are the guarantors of certain nonrecourse carveouts under the Meritage Resort & Spa Mortgage Loan.

The Sponsor.  The sponsor for the Meritage Resort & Spa Mortgage Loan is Timothy R. Busch.  Mr. Busch is the Chief Executive Officer of Pacific Hospitality Group, which was founded in 1987 and manages, develops, finances and owns hotels and resorts primarily located in California. Pacific Hospitality Group's portfolio consists of eight hotel and resorts, representing over 2,015 rooms and 165,500 square feet of premier indoor meeting and event space.  As of December 31, 2011, Mr. Busch reported a net worth and liquidity of approximately $85.8 million and $12.9 million, respectively.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $333,100 for real estate taxes, $104,928 for FF&E and $1,766,325 for room renovations currently underway.  The loan documents do not require upfront or ongoing escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; and (ii) the borrower provides the lender with proof of payment for insurance premiums satisfactory to the lender. The loan documents provide for ongoing monthly escrows in the amount of $83,275 for real estate taxes and $104,928 for FF&E.

Lockbox and Cash Management.  The Meritage Resort & Spa Mortgage Loan requires a lender-controlled lockbox account, which is already in place, where the borrower will cause all credit card receipts and all rents from leases at the Property to be deposited directly. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will exist upon: (i) the occurrence and continuance of an event of default or (ii) the debt service coverage falling below 1.20x at the end of any calendar quarter.  A Cash Management Period will expire: (1) with respect to the matters described in clause (i) above, upon the cure of such event of default; and (2) with respect to the matters described in clause (ii) above, the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Property Management.  The Meritage Resort & Spa Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Meritage Resort & Spa Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody's that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

Ground Lease.  A vineyard that comprises a portion of the Meritage Resort & Spa Property is ground leased to the related borrower by a third party, Shell Owners Association - West.  The ground lease expires in 2104 and the annual rent is $100 during the term.  Any transfer of the borrower's ground lease interest to a third party upon a foreclosure would require the consent of the ground lessee.  The vineyard was given no value in the appraisal and for underwriting.  The vineyard has not generated income for the borrower and is not material to the use and operation of the Meritage Resort & Spa Property.  Therefore, the encumbered interest in the Meritage Resort & Spa Property is characterized as fee interest.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Meritage Resort & Spa Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Carolina Place

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$85,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$85,000,000			Location:	Pineville, NC
% of Initial Pool Balance:	7.7%			Size:	647,511 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$270.27
Borrower Name:	Carolina Place L.L.C.			Year Built/Renovated:	1991/2006
Sponsor:	General Growth Properties, Inc./ Homart II L.L.C.			Title Vesting:	Fee
Mortgage Rate:	3.839%			Property Manager:	Self-managed
Note Date:	May 13, 2013			3rd Most Recent Occupancy (As of)(3):	98.9% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.5% (12/31/2011)
Maturity Date:	June 1, 2023			Most Recent Occupancy (As of)(3):	97.6% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of)(3):	97.7% (3/31/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$18,183,976 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$17,807,851 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$17,824,809 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$24,662,207
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$6,968,607
				U/W NOI:	$17,693,600
				U/W NCF:	$16,803,371
				U/W NOI DSCR(1):	1.80x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.71x
				U/W NOI Debt Yield(1):	10.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$263,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 29, 2013
Replacement Reserves	$0	Springing	$161,878	Cut-off Date LTV Ratio(1):	66.5%
TI/LC Reserve	$0	Springing	$647,511	LTV Ratio at Maturity or ARD(1):	57.3%

(1)
The Carolina Place Loan Combination, totalling $175,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and was contributed to the WFCM 2013-LC12 Trust.  Note A-2 has an original balance of $85,000,000 and will be contributed to the WFRBS 2013-C15 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Carolina Place Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants. As of March 31, 2013, the occupancy exclusive of these tenants was 94.4%.

The Mortgage Loan.  The mortgage loan (the “Carolina Place Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Pineville, North Carolina (the “Carolina Place Property”). The Carolina Place Loan Combination was originated on May 13, 2013 by The Royal Bank of Scotland. The Carolina Place Loan Combination had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.839% per annum.  The Carolina Place Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Carolina Place Loan Combination matures on June 1, 2023.

Note A-2, which represents the non-controlling interest in the Carolina Place Loan Combination and will be contributed to the WFRBS 2013-C15 Trust, had an original principal balance of $85,000,000 and has an outstanding principal balance as of the Cut-off Date of $85,000,000. Note A-1 had an original principal balance of $90,000,000, was contributed to the WFCM 2013-LC12 Trust, and represents the controlling interest in the Carolina Place Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Following the lockout period, the borrower will have the right to defease the Carolina Place Loan Combination in whole, but not in part, on any payment date before March 1, 2023. In addition, the Carolina Place Loan Combination is prepayable without penalty on or after March 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$175,000,000	100.0%	Loan payoff	$140,306,905	80.2%
			Closing costs	639,094	0.4
			Return of equity	34,054,000	19.5
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

The Property.  The Carolina Place Property is an approximately 1.2 million square foot, two-level regional mall located in Pineville, North Carolina, approximately 10 miles south of the central business district of Charlotte.  The collateral for the Carolina Place Loan Combination consists of 647,511 square feet of the approximately 1.2 million square foot mall. The Carolina Place Property is anchored by Dillard's, Belk and Macy's (none of which are part of the collateral) and Sears and JC Penney.  The Carolina Place Property was built in 1991 and was renovated and expanded in 2006, for a cost of approximately $24.0 million, which included a redevelopment of the food court areas and the addition of new lifestyle tenant space.  As of March 31, 2013, the Carolina Place Property was 94.4% occupied by approximately 110 tenants, excluding seasonal and temporary tenants, and 97.7% leased including seasonal and temporary tenants.  In-line tenants include Victoria's Secret, Express, New York & Company, Foot Locker, Aeropostale and American Eagle, among others. For the trailing 12-month period ending January 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $411 per square foot with an average occupancy cost of 15.6%. The Carolina Place Property contains 5,482 surface parking spaces reflecting a parking ratio of 4.72 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Carolina Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Dillard's	BBB-/Ba3/BB+	175,326	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Belk	NR/NR/NR	173,580	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy's	BBB/Baa3/BBB	147,192	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Sears	CCC/B3/CCC+	157,752	24.4%	$3.95	$623,120	4.8%	$101	5.2%	7/23/2016(5)
JC Penney	B-/Caa1/CCC+	119,652	18.5%	$4.10	$490,424	3.8%	$157	3.0%	5/31/2016(6)
Total Anchor Tenants - Collateral		277,404	42.8%	$4.01	$1,113,544	8.6%

Major Tenants - Collateral

REI	NR/NR/NR	26,500	4.1%	$24.00	$636,000	4.9%	NAV	NAV	8/31/2016
H&M	NR/NR/NR	14,631	2.3%	$30.89	$451,958	3.5%	NAV	NAV	1/31/2024
Barnes & Noble	NR/NR/NR	31,414	4.9%	$13.53	$425,000	3.3%	$174	7.8%	1/31/2017
Forever 21	NR/NR/NR	13,401	2.1%	$18.00	$241,218	1.9%	$396	13.4%	1/31/2017
Total Major Tenants - Collateral		85,946	13.3%	$20.41	$1,754,176	13.5%

Non-Major Tenants - Collateral		248,208	38.3%	$40.90	$10,152,073	78.0%

Occupied Collateral Total(7)		611,558	94.4%	$21.29	$13,019,793	100.0%

Vacant Space		35,953	5.6%

Collateral Total		647,511	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending January 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Sears has four, five-year extension options upon lease expiration.
(6)	JC Penney has four, five-year extension options upon lease expiration.
(7)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The following table presents certain information relating to the historical sales and occupancy costs at the Carolina Place Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 1/31/2013
Sears	$118	$104	$101	$101
JC Penney	$134	$160	$157	$157
Barnes & Noble	$177	$174	$174	$174
REI	NAV	NAV	NAV	NAV
H&M	NAV	NAV	NAV	NAV
Forever 21	$360	$422	$395	$396
Victoria's Secret	$315	$346	$355	$358
Express	$274	$327	$352	$358

Total In-line (<10,000 square feet)(2)	$365	$385	$412	$411
Occupancy Costs	16.7%	15.9%	15.5%	15.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet that reported sales for two years prior to each trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Carolina Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	0	0.0%	0	0.0%	$14,400	$0.00
2013	6	9,203	1.4%	9,203	1.4%	$620,821	$67.46
2014	17	36,252	5.6%	45,455	7.0%	$1,230,141	$33.93
2015	9	9,980	1.5%	55,435	8.6%	$611,467	$61.27
2016	22	365,525	56.5%	420,960	65.0%	$3,990,211	$10.92
2017	17	70,257	10.9%	491,217	75.9%	$1,849,232	$26.32
2018	7	18,110	2.8%	509,327	78.7%	$745,093	$41.14
2019	5	23,261	3.6%	532,588	82.3%	$739,041	$31.77
2020	5	15,689	2.4%	548,277	84.7%	$619,793	$39.50
2021	2	1,294	0.2%	549,571	84.9%	$105,804	$81.77
2022	13	20,183	3.1%	569,754	88.0%	$964,207	$47.77
2023	4	27,173	4.2%	596,927	92.2%	$986,029	$36.29
Thereafter	6	14,631	2.3%	611,558	94.4%	$543,554	$37.15
Vacant(4)	0	35,953	5.6%	647,511	100.0%	$0	$0.00
Total/Weighted Average	114	647,511	100.0%			$13,019,793	$21.29

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

The following table presents historical occupancy percentages at the Carolina Place Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	3/31/2013
98.9%	98.5%	97.6%	97.7%

(1)	Information obtained from the borrower.
(2)	Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carolina Place Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$12,395,361	$12,371,128	$12,399,958	$13,019,793	$20.11
Grossed Up Vacant Space	0	0	0	1,872,191	2.89
Percentage Rent	199,534	134,856	140,222	134,082(1)	0.21
Total Reimbursables	8,324,233	8,509,640	8,477,040	8,572,562	13.24
Other Income	3,204,623	2,939,191	2,935,770	2,935,770	4.53
Less Vacancy & Credit Loss	(54,633)	(125,222)	(119,067)	(1,872,191)(2)	(2.89)
Effective Gross Income	$24,069,118	$23,829,593	$23,833,923	$24,662,207	$38.09

Total Operating Expenses	$5,885,142	$6,021,742	$6,009,114	$6,968,607	$10.76

Net Operating Income	$18,183,976	$17,807,851	$17,824,809	$17,693,600	$27.33
TI/LC	0	0	0	695,975	1.07
Capital Expenditures	0	0	0	194,253	0.30
Net Cash Flow	$18,183,976	$17,807,851	$17,824,809	$16,803,371	$25.95

NOI DSCR(3)	1.85x	1.81x	1.81x	1.80x
NCF DSCR(3)	1.85x	1.81x	1.81x	1.71x
NOI DY(3)	10.4%	10.2%	10.2%	10.1%
NCF DY(3)	10.4%	10.2%	10.2%	9.6%

(1)	Underwritten Percentage Rent includes $27,603 of percentage rent in lieu of base rent and $106,479 of percentage overage rent.
(2)
The underwritten economic vacancy is 7.1%. The Carolina Place Property was 94.4% physically occupied exclusive of seasonal and temporary tenants and 97.7% physically occupied inclusive of seasonal and temporary tenants as of March 31, 2013.

(3)	DSCRs and debt yields are based on the Carolina Place Loan Combination on an aggregate basis.

Appraisal.  As of the appraisal valuation date of April 29, 2013, the Carolina Place Property had an “as-is” appraised value of $263,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 3, 2013, there was no evidence of any recognized environmental condition at the Carolina Place Property.

Market Overview and Competition.  The Carolina Place Property is located approximately 10 miles south of the central business district of Charlotte, North Carolina.  Major employers in the area include Carolinas Healthcare System, Wells Fargo & Co., Bank of America Corp. and Wal-Mart Stores, Inc. Charlotte is the home to the Charlotte Motor Speedway and the NASCAR Hall of Fame, which opened in May 2010.  In addition to motorsports, Charlotte is the location of the National Football League's Carolina Panthers and the National Basketball Association's Charlotte Bobcats.

According to the appraisal, the Carolina Place Property has a primary trade area that encompasses 33 zip codes within the Charlotte metropolitan statistical area.  Per the appraisal, 2013 population and average household income for the trade area were reported at approximately 654,424 and $68,460, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $38.33 per square foot on a modified gross basis and used an estimate of $25.00 for in-line suites over 10,000 square feet on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 3.0% within a 30-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Carolina Place Property:

Competitive Set(1)

	Carolina Place (Subject)	Southpark	NorthLake Mall	Concord Mills
Market	Pineville, NC	Charlotte, NC	Charlotte, NC	Concord, NC
Distance from Subject	––	5.3 miles	18.6 miles	21.5 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1991/2006	1970/2004	2005/NAP	1999/NAP
Anchors	Dillard's, Belk, Sears, Macy's, JC Penney	Belk, Dillard's, Macy's, Nordstrom, Dick's	Belk, Dillard's, Hecht's, Dick's	Bass Pro, Burlington Coat Factory, AMC Theatres
Total GLA	1,161,307 SF	1,621,000 SF	1,070,000 SF	1,285,813 SF
Total Occupancy	98%	99%	100%	99%

(1)	Information obtained from the borrower's rent roll and the appraisal.

The Borrower.  The borrower is Carolina Place L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carolina Place Loan Combination.  The borrower is 99.5% owned by GGP/Homart II L.L.C., the guarantor of certain nonrecourse carveouts under the Carolina Place Loan Combination, and 0.5% owned by GGPLP Real Estate, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The Sponsor.  The sponsor, General Growth Properties, Inc./Homart II L.L.C., is a joint venture 50% owned by the New York State Common Retirement Fund and 50% owned by GGP Limited Partnership, which is majority owned by General Growth Properties, Inc. (“GGP”).  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP's 10-Q.  Over the same time period, GGP's portfolio had sales of $558 per square foot for comparable tenants with less than 10,000 square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. The New York State Common Retirement Fund was the third largest pension plan in the United States with $153.3 billion in assets, as of March 31, 2012.

Escrows.  No monthly tax escrow is required so long as no Cash Management Period (as defined below) has occurred and is continuing under the Carolina Place Loan Combination.  No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing under the Carolina Place Loan Combination, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserves are required so long as no Cash Management Period has occurred and is continuing.  However, GGP/Homart II L.L.C., has entered into a separate guaranty agreement in favor of the lender pursuant to which GGP/Homart II L.L.C. guarantees certain upcoming tenant improvement and leasing costs in the amount of $1,042,980 for H&M and $75,000 for Lim’s.

Lockbox and Cash Management.  The Carolina Place Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Carolina Place Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Carolina Place Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Free Release. The borrower may obtain a release of certain immaterial, non-income producing portions of the Carolina Place Property from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to, (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an Acquired Expansion Parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) the borrower must deliver written evidence to the lender that release will not diminish the value of the remaining property as collateral for the Carolina Place Loan Combination; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Carolina Place Loan Combination subject to customary conditions set forth in the loan documents including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Carolina Place Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Carolina Place Property and acquire a corresponding substitute portion of the Carolina Place Property upon the satisfaction of certain conditions, including but not limited to, (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an Acquired Expansion Parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, the borrower will deliver to the lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Carolina Place Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) the borrower will ensure that the lender receives all third party reports required under the loan documents and that substitution will not cause collateral for the loan to be non-compliant in regards to zoning or insurance requirements.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including: (i) no event of default has occurred and is continuing; (ii) the combined loan-to-value ratio including all debt is not greater than 66.5%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.80x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody's that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Carolina Place Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Kitsap Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$77,300,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$77,300,000			Location:	Silverdale, WA
% of Initial Pool Balance:	7.0%			Size:	533,480 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$144.90
Borrower Name:	Kitsap Mall LLC			Year Built/Renovated:	1985/1995
Sponsor:	Starwood Capital Global Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.316%			Property Manager:	Self-managed
Note Date:	June 12, 2013			3rd Most Recent Occupancy (As of)(2):	92.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	91.9% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of)(2):	91.9% (12/31/2012)
IO Period:	72 months			Current Occupancy (As of)(2):	91.7% (4/30/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$8,323,427 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$8,124,275 (12/31/2012)
Call Protection:	L(18),GRTR 1% or YM(7),D or GRTR 1% or YM(88),O(7)			Most Recent NOI (As of):	$8,179,838 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$12,731,457
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$4,496,764
				U/W NOI:	$8,234,693
				U/W NCF:	$7,812,071
				U/W NOI DSCR:	1.79x
Escrows and Reserves(1):				U/W NCF DSCR:	1.70x
				U/W NOI Debt Yield:	10.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$111,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 18, 2013
Replacement Reserves	$0	Springing	$64,000	Cut-off Date LTV Ratio:	69.6%
TI/LC Reserve	$852,816	Springing	$128,000	LTV Ratio at Maturity or ARD:	64.9%

(1)	See “Escrows” section.
(2)	Historical and current occupancy excludes temporary and seasonal tenants. As of April 30, 2013, the occupancy inclusive of these tenants was 94.5%.

The Mortgage Loan.  The mortgage loan (the “Kitsap Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Silverdale, Washington (the “Kitsap Mall Property”). The Kitsap Mall Mortgage Loan was originated on June 12, 2013 by The Royal Bank of Scotland. The Kitsap Mall Mortgage Loan had an original principal balance of $77,300,000, has an outstanding principal balance as of the Cut-off Date of $77,300,000 and accrues interest at an interest rate of 4.316% per annum.  The Kitsap Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 72 payments following origination, and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Kitsap Mall Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to prepay the Kitsap Mall Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding loan balance.  Following the defeasance lockout period, the borrower will also have the right to defease the Kitsap Mall Mortgage Loan in whole, but not in part, on any due date before January 1, 2023. In addition, the Kitsap Mall Mortgage Loan is prepayable without penalty on any due date on or after January 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$77,300,000	67.7%	Purchase price	$112,387,500	98.5%
Sponsor's new cash contribution	36,796,700	32.3	Reserves	852,816	0.7
			Closing costs	856,383	0.8
Total Sources	$114,096,700	100.0%	Total Uses	$114,096,700	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

The Property.  The Kitsap Mall Property is comprised of a 715,225 square foot regional mall located in Silverdale, Washington, within the north-central region of the Kitsap Peninsula.  The collateral for the Kitsap Mall Mortgage Loan consists of 533,480 square feet of the 715,225 square foot mall. The Kitsap Mall Property is anchored by Sears and Kohl's (neither of which are part of the collateral), JC Penney (on a ground lease) and Macy's.  The Kitsap Mall Property was built in 1985 and underwent renovations in 1988 and 1995.  In-line stores include Barnes & Noble (on a ground lease), Gap, Hollister, Forever 21, American Eagle, Victoria's Secret, and Champs Sports, among others. The Kitsap Mall Property contains 2,677 surface parking spaces reflecting a parking ratio of 5.0 spaces per 1,000 square feet of net rentable area. For the trailing 12-month period ending March 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $389 per square foot with an average occupancy cost of 13.7%. As of April 30, 2013, the Kitsap Mall Property was 94.5% occupied by approximately 87 tenants, including seasonal and temporary tenants, and 91.7% leased excluding seasonal and temporary tenants.

The following table presents certain information relating to the tenancies at the Kitsap Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Sears	CCC/B3/CCC+	105,600	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Kohl's	BBB+/Baa1/BBB+	76,145	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Macy's	BBB/Baa3/BBB	121,000	22.7%	$8.69	$1,051,116	15.5%	$190	6.2%	1/31/2024
JC Penney(5)	B-/Caa1/CCC+	157,238	29.5%	$0.95	$150,000	2.2%	$114	2.1%	8/31/2018(7)
Total Anchor Tenants - Collateral		278,238	52.2%	$4.32	$1,201,116	17.8%

Major Tenants – Collateral

Hale's Alehouse	NR/NR/NR	7,876	1.5%	$29.70	$233,917	3.5%	$228	20.5%	6/30/2020
Famous Footwear	NR/NR/NR	6,494	1.2%	$24.27	$157,611	2.3%	$279	17.9%	9/30/2015
Hollister Co.	NR/NR/NR	5,584	1.0%	$19.58	$109,342	1.6%	$204	21.4%	1/31/2019
Red Robin(5)	NR/NR/NR	7,000	1.3%	$14.50	$101,474	1.5%	$694	2.7%	1/31/2015
Barnes & Noble(5)(6)	NR/NR/NR	51,430	9.6%	$0.97	$50,000	0.7%	$184	2.0%	8/31/2015
Total Major Tenants - Collateral		78,384	14.7%	$8.32	$652,343	9.6%

Non-Major Tenants - Collateral		132,722	24.9%	$36.98	$4,907,887	72.6%

Occupied Collateral Total		489,344	91.7%	$13.82	$6,761,346	100.0%

Vacant Space		44,136	8.3%

Collateral Total		533,480	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through February 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending March 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	JC Penney, Red Robin and Barnes & Noble own their own improvements and are the lessees under ground leases with the borrower.
(6)	Barnes & Noble is subletting 19,320 square feet of space to Cost Plus World Market. Cost Plus World Market pays the greater of (i) 0.45% of gross sales and (ii) $50,000.
(7)	JC Penney has six, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Kitsap Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 3/31/2013
JC Penney	$138	$139	$114	$114
Macy's	$196	$194	$190	$190
Barnes & Noble	$175	$175	$175	$184
Gap	$159	$147	$135	$136
Hale's Alehouse	$188	$255	$234	$228
Red Robin	$715	$733	$702	$694
Famous Footwear	$292	$264	$271	$279
Hollister Co.	$191	$198	$202	$204

Total In-line (<10,000 square feet)(2)	$384	$395	$390	$389
Occupancy Costs	13.5%	13.6%	13.3%	13.7%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet who reported sales for two years prior to each trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Kitsap Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	10,840	2.0%	10,840	2.0%	$357,636	$32.99
2013	2	4,186	0.8%	15,026	2.8%	$134,095	$32.03
2014	19	42,402	7.9%	57,428	10.8%	$1,180,446	$27.84
2015	17	78,420	14.7%	135,848	25.5%	$1,088,282	$13.88
2016	8	12,845	2.4%	148,693	27.9%	$711,138	$55.36
2017	10	13,952	2.6%	162,645	30.5%	$539,132	$38.64
2018	3	161,634	30.3%	324,279	60.8%	$355,317	$2.20
2019	5	15,277	2.9%	339,556	63.6%	$477,128	$31.23
2020	2	11,076	2.1%	350,632	65.7%	$359,974	$32.50
2021	3	11,574	2.2%	362,206	67.9%	$330,567	$28.56
2022	1	2,089	0.4%	364,295	68.3%	$57,068	$27.32
2023	1	1,949	0.4%	366,244	68.7%	$44,827	$23.00
Thereafter	2	123,100	23.1%	489,344	91.7%	$1,125,736	$9.14
Vacant	0	44,136	8.3%	533,480	100.0%	$0	$0.00
Total/Weighted Average	76	533,480	100.0%			$6,761,346	$13.82

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Kitsap Mall Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	4/30/2013
92.1%	91.9%	91.9%	91.7%

(1)	Information obtained from the borrower.
(2)	Occupancy excludes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kitsap Mall Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$6,447,031	$6,539,947	$6,513,847	$6,761,346	$12.67
Grossed Up Vacant Space	0	0	0	1,607,820	3.01
Percentage Rent	980,759	757,402	744,080	608,475(1)	1.14
Total Reimbursables	3,806,718	3,736,706	3,982,708	3,847,035	7.21
Other Income	1,347,615	1,447,856	1,514,601	1,514,601	2.84
Less Vacancy & Credit Loss	(78,084)	18,081	(88,032)	(1,607,820)(2)	(3.01)
Effective Gross Income	$12,504,039	$12,499,992	$12,667,204	$12,731,457	$23.86

Total Operating Expenses	$4,180,612	$4,375,717	$4,487,366	$4,496,764	$8.43

Net Operating Income	$8,323,427	$8,124,275	$8,179,838	$8,234,693	$15.44
TI/LC	0	0	0	315,926	0.59
Capital Expenditures	0	0	0	106,696	0.20
Net Cash Flow	$8,323,427	$8,124,275	$8,179,838	$7,812,071	$14.64

NOI DSCR	1.81x	1.77x	1.78x	1.79x
NCF DSCR	1.81x	1.77x	1.78x	1.70x
NOI DY	10.8%	10.5%	10.6%	10.7%
NCF DY	10.8%	10.5%	10.6%	10.1%

(1)	Percentage Rent includes $483,244 of percentage overage rent and $125,231 of percentage rent in lieu.
(2)
The underwritten economic vacancy is 12.3%. The Kitsap Mall Property was 94.5% physically occupied inclusive of seasonal and temporary tenants and 91.7% physically occupied exclusive of seasonal and temporary tenants as of April 30, 2013.

Appraisal.  As of the appraisal valuation date of May 18, 2013, the Kitsap Mall Property had an “as-is” appraised value of $111,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 31, 2013, the Kitsap Mall Property identified one Recognized Environmental Condition ("REC").  The REC identified soil and groundwater contamination at the Sears Auto Shop (not part of the collateral).  The Phase I report recommended Sears Auto Shop determine the extent of the contamination, however, any and all liability associated with the contamination is the responsibility of Sears Auto Shop.

Market Overview and Competition.  The Kitsap Mall Property is located along the Kitsap Peninsula in Silverdale, Washington.  Located approximately 10 miles northwest of Bremerton, this metropolitan statistical area has become a primary retail hub within the area.  The Bremerton metropolitan statistical area is located approximately 18 miles west of Seattle and transportation between the two metro areas is reliant on ferries due to the 65 mile drive without use of a ferry.  The Kitsap Mall Property is the only regional shopping center within Kitsap County and the north part of the Olympic Peninsula.  The Kitsap Mall Property is located approximately 0.2 miles southeast of Route 3 and is approximately one half mile south of Route 303.

According to the appraisal, the Kitsap Mall Property has a primary trade area that encompasses 10 miles within the Bremerton metropolitan statistical area.  The 2013 population and average household income for the trade area were reported at approximately 191,931 and $74,623, respectively.  According to the appraisal, the Kitsap Mall Property has a secondary trade area that encompasses 15 miles and has a 2013 population of 334,964.  The appraiser estimated market rent for in-line tenants to be $27.98 per square foot on a triple net basis. Additionally, based on an average of comparable properties, the appraiser estimated a vacancy rate of 6.2%.

The following table presents certain information relating to some comparable retail center properties for the Kitsap Mall Property:

Competitive Set(1)

	Kitsap Mall (Subject)	Tacoma Mall	Lakewood Towne Center	The Commons at Federal Way	Westfield Southcenter	Westfield Capital
Market	Silverdale, WA	Tacoma, WA	Lakewood, WA	Federal Way, WA	Tukwila, WA	Olympia, WA
Distance from Subject	––	33.0 miles	38.0 miles	43.0 miles	53.0 miles	58.0 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1985/1995	1964/2009	1961/2007	1975/2008	1961/2008	1978/2006
Anchors	JC Penney, Macy's, Sears, Kohl's	Nordstrom, Macy's, Sears, JC Penney	Target, Burlington Coat Factory, Marshalls, Cinemas	Macy's, Sears, Target, Century Theatres	Nordstrom, Macy's, JC Penney, Sears	Macy's, JC Penney
Total GLA	715,225 SF	1,325,746 SF	924,758 SF	783,299 SF	1,721,609 SF	779,268 SF
Total Occupancy	92%	98%	80%	95%	97%	95%

(1)	Information obtained from the borrower's rent roll and the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

The Borrower.  The borrower is Kitsap Mall LLC, a Delaware limited liability company and a single purpose entity with two independent managers.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kitsap Mall Mortgage Loan.  The borrower is 100% indirectly owned by Retail Portfolio I, L.P. and Retail Portfolio II, L.P., the guarantors of certain nonrecourse carveouts under the Kitsap Mall Mortgage Loan.

The Sponsor.  The sponsor, Starwood Capital Global Group, L.P. (“SCGG”), a subsidiary of Starwood Capital Group, is a privately held global investment firm owned by more than 60 partners.  SCGG has completed over 490 transactions representing assets of approximately $38.0 billion, with assets under management of approximately $23.0 billion, as of December 31, 2012.  SCGG has approximately 250 employees located across 10 offices in five countries and has invested approximately $12.0 billion of equity since 1991.  As of December 31, 2012, SCGG has invested in 36.1 million square feet of office space, 24.7 million square feet of retail space, over 2,200 hotels, 67,100 multifamily and condominium units and over 9,500 acres of land in over 20 operating companies.

Escrows. No monthly tax escrow is required so long as no Trigger Period (as defined below) has occurred and is continuing under the Kitsap Mall Mortgage Loan.  No monthly insurance escrow payments are required so long as (i) no Trigger Period has occurred and is continuing under the Kitsap Mall Mortgage Loan, or (ii) the insurance required to be maintained by the borrower is in effect under an acceptable blanket insurance policy.  No upfront or monthly replacement reserve escrows are required so long as no Trigger Period has occurred and is continuing under the Kitsap Mall Mortgage Loan. In the event that a Trigger Period has occurred, a monthly replacement reserve of $5,300 will commence (subject to a cap of $64,000). The loan documents provide for an upfront escrow in the amount of $852,816 for tenant improvement and leasing commissions.  In the event that a Trigger Period has occurred under the Kitsap Mall Mortgage Loan, a monthly tenant improvement and leasing commission escrow of $11,000 will commence (subject to a cap of $128,000).

Lockbox and Cash Management.  The Kitsap Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Trigger Period all funds on deposit in the lockbox account are swept into the borrower's operating account on a daily basis. During a Trigger Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Trigger Period” will commence upon either of the following events: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter.  A Trigger Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Kitsap Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Kitsap Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (ii) the lender reasonably determines that the proposed transferee is majority owned and controlled by a qualified transferee (as defined in the loan documents) and guarantor is acceptable to lender in all respects.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 70.0%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.25x; (iv) the execution and delivery of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody's that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Kitsap Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – SecurCare Self Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$41,104,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$41,104,000			Location:	Various – See Table
% of Initial Pool Balance:	3.7%			Size:	1,040,619 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$39.50
Borrower Names:	SecurCare Properties II R, LLC; SecurCare Value Properties R, LLC; Oklahoma Self Storage, LP			Year Built/Renovated:	Various – See Table
Sponsors:	NSA OP, LP; Arlen Nordhagen			Title Vesting:	Fee
Mortgage Rate:	4.600%			Property Manager:	Self-managed
Note Date:	June 10, 2013			3rd Most Recent Occupancy (As of):	81.8% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.7% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of):	85.0% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	83.1% (5/6/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,882,281 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,125,201 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$4,233,814 (TTM 3/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$7,126,954
Additional Debt Type:	NAP			U/W Expenses:	$2,929,159
				U/W NOI:	$4,197,795
				U/W NCF:	$3,989,671
				U/W NOI DSCR:	1.52x
Escrows and Reserves(1):				U/W NCF DSCR:	1.44x
				U/W NOI Debt Yield:	10.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.7%
Taxes	$243,251	$46,319	NAP	As-Is Appraised Value(2):	$56,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(2):	May 10, 2013
Replacement Reserves	$0	$17,344	$624,372	Cut-off Date LTV Ratio:	73.4%
Deferred Maintenance	$333,873	$0	NAP	LTV Ratio at Maturity or ARD:	58.7%

(1)    See “Escrows” section.
(2)    See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “SecurCare Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 24 self storage properties located in seven states (the “SecurCare Self Storage Portfolio Properties”).  The SecurCare Self Storage Portfolio Mortgage Loan was originated on June 10, 2013 by Wells Fargo Bank, National Association.  The SecurCare Self Storage Portfolio Mortgage Loan had an original principal balance of $41,104,000, has an outstanding principal balance as of the Cut-off Date of $41,104,000 and accrues interest at an interest rate of 4.600% per annum.  The SecurCare Self Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 25-year amortization schedule.  The SecurCare Self Storage Portfolio Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrowers have the right to defease the SecurCare Self Storage Portfolio Mortgage Loan in whole, but not in part, on any day before April 1, 2023.  In addition, the SecurCare Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after April 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURCARE SELF STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$41,104,000	79.7%	Loan payoff	$28,205,826	54.7%
Sponsor’s new cash contribution(1)	10,497,982	20.3%	Reserves	577,124	1.1%
			Closing costs	519,032	1.0%
			Previous partner buy-out	22,300,000	43.2
Total Sources	$51,601,982	100.0%	Total Uses	$51,601,982	100.0%

(1)
The sponsor’s new cash contribution is the result of a return of equity from the refinance of the Northwest Self Storage Portfolio, a mortgage loan that is also included in the WFRBS 2013–C15 securitization.

The Properties. The SecurCare Self Storage Portfolio Mortgage Loan is secured by the fee interests in 24 self storage properties totaling 1,040,619 rentable square feet and located in seven states:  Texas (11), Georgia (3), North Carolina (3), Oklahoma (3), Mississippi (2), California (1) and Colorado (1).   No property consists of more than 10.5% of the Allocated Cut-off Date Principal Balance of the SecurCare Self Storage Portfolio Mortgage Loan and no property consists of more than 13.2% of the Underwritten Net Cash Flow.  The SecurCare Self Storage Portfolio Properties range in size from 21,710 square feet to 132,895 square feet and as of May 6, 2013, the SecurCare Self Storage Portfolio Properties were 83.1% occupied.

The following table presents certain information relating to the SecurCare Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised V Value(1)
526 McArthur Road – Fayetteville, NC	$4,333,000	10.5%	80.8%	1973/NAP	107,346	$5,470,000
4360 South Mingo Road – Tulsa, OK	$3,961,000	9.6%	68.7%	1980/NAP	132,895	$5,000,000
9135 South Sheridan Road – Tulsa, OK	$3,565,000	8.7%	99.3%	1995/NAP	65,550	$4,500,000
5311 Apex Highway – Durham, NC	$3,090,000	7.5%	96.6%	1982/1992	45,590	$3,900,000
6834 South Trenton Avenue – Tulsa, OK	$2,812,000	6.8%	86.1%	1994/NAP	60,150	$3,550,000
13870 Indian Street – Moreno Valley, CA	$2,638,000	6.4%	76.5%	2003/NAP	57,360	$3,330,000
4729 Astrozon Boulevard – Colorado Springs, CO	$2,218,000	5.4%	84.8%	1986/NAP	50,145	$2,800,000
1010 North Loop 250 West – Midland, TX	$2,218,000	5.4%	94.1%	1978/NAP	42,528	$2,800,000
8457–D Roswell Road – Sandy Springs, GA	$1,941,000	4.7%	68.2%	1979/NAP	59,202	$2,450,000
426 South College Road – Wilmington, NC	$1,545,000	3.8%	92.2%	1982/NAP	26,201	$1,950,000
914 North Belt Line Road – Grand Prairie, TX	$1,252,000	3.0%	91.7%	1973/NAP	27,832	$1,580,000
3654 West Pioneer Parkway – Pantego, TX	$1,236,000	3.0%	82.3%	1972/NAP	33,980	$1,560,000
3120 Knickerbocker Road – San Angelo, TX	$1,085,000	2.6%	87.2%	1971/NAP	43,520	$1,370,000
1311 Northwest Loop 281 – Longview, TX	$1,077,000	2.6%	85.5%	1974/NAP	29,020	$1,360,000
108 Gilmer Road – Longview, TX	$1,046,000	2.5%	80.8%	1979/NAP	36,620	$1,320,000
2316 Highway 19 North – Meridian, MS	$1,030,000	2.5%	90.4%	1977/NAP	27,880	$1,300,000
3415 Highway 45 North – Meridian, MS	$1,030,000	2.5%	86.2%	1975/NAP	25,080	$1,300,000
218 Eisenhower Drive – Savannah, GA	$1,030,000	2.5%	97.1%	1976/NAP	21,716	$1,300,000
4155 Milgen Road – Columbus, GA	$832,000	2.0%	90.3%	1977/NAP	24,624	$1,050,000
3233 East Highway 80 – Odessa, TX	$753,000	1.8%	95.3%	1978/NAP	22,450	$950,000
3814 West Amarillo Boulevard – Amarillo, TX	$701,000	1.7%	83.2%	1983/NAP	32,160	$885,000
4000 Interstate 40 East – Amarillo, TX	$697,000	1.7%	87.3%	1976/2013	21,710	$880,000
1005 West Cotton Street – Longview, TX	$570,000	1.4%	67.1%	1972/NAP	24,000	$720,000
831 North Forest Street – Amarillo, TX	$444,000	1.1%	67.4%	1973/NAP	23,060	$560,000

Total/Weighted Average	$41,104,000	100.0%	83.1%		1,040,619	$51,885,000

(1)
Although the summation of the individual appraised values is $51,885,000, the appraiser concluded that the aggregate value of the portfolio as a whole is $56,000,000.  See “Appraisal” section for more details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURCARE SELF STORAGE PORTFOLIO

The following table presents historical occupancy percentages at the SecurCare Self Storage Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	5/6/2013
81.8%	82.7%	85.0%	83.1%

(1)    Information obtained from the borrowers.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SecurCare Self Storage Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$6,773,260	$7,021,317	$6,522,270	$6,949,868	$6.68
Grossed Up Vacant Space	0	0	0	1,371,264	1.32
Less Concessions	(733,646)	(574,265)	0	(694,977)	(0.67)
Other Income	526,518	559,939	614,669	765,391	0.74
Less Vacancy & Credit Loss	0	0	0	(1,264,592)(1)	(1.22)
Effective Gross Income	$6,566,132	$7,006,991	$7,136,939	$7,126,954	$6.85

Total Operating Expenses	$2,683,851	$2,881,790	$2,903,125	$2,929,159	$2.81

Net Operating Income	$3,882,281	$4,125,201	$4,233,814	$4,197,795	$4.03
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	208,124	0.20
Net Cash Flow	$3,882,281	$4,125,201	$4,233,814	$3,989,671	$3.83

NOI DSCR	1.40x	1.49x	1.53x	1.52x
NCF DSCR	1.40x	1.49x	1.53x	1.44x
NOI DY	9.4%	10.0%	10.3%	10.2%
NCF DY	9.4%	10.0%	10.3%	9.7%

(1)	The underwritten economic vacancy is 15.2%. The SecurCare Self Storage Portfolio was 83.1% physically occupied as of May 6, 2013.

Appraisal. As of the appraisal valuation dates ranging from May 1, 2013 to May 8, 2013 the SecurCare Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $51,885,000.  However, the appraiser assumed a portfolio premium due to the SecurCare Self Storage Portfolio Properties covering a wide variety of areas and regions as well as a scarcity of available self storage portfolios, which would increase investor demand if marketed as a portfolio and determined a portfolio “as-is” appraised value of $56,000,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from March 8, 2013 through April 5, 2013, recognized environmental conditions (“REC”) were identified at three of the SecurCare Self Storage Portfolio Properties.  A former gasoline service station and a tire station were located immediately southeast of the 4360 South Mingo Road property and an auto body and paint facility were located immediately east of the 4360 South Mingo Road property.  A Phase II investigation was performed to address the potential of polluted soil and/or ground water at the 4360 South Mingo Road property.  The result of a Phase II environmental site assessment dated May 28, 2013 recommended no further action.  An REC was identified at the 3120 Knickerbocker Road property due to a dry-cleaner located immediately south of the 3120 Knickerbocker Road property.  The Phase I site assessment recommended a sub-surface Phase II investigation and a Phase II environmental assessment dated May 24, 2013 recommended no further investigation. An REC was identified at the 4000 Interstate 40 East property due to a chemical storage area located immediately south of the 4000 Interstate 40 East property.  The Phase I site assessment recommended a sub-surface Phase II investigation and a Phase II environmental assessment dated May 24, 2013 recommended no further action.

According to Phase I environmental assessments dated March 8, 2013 through April 5, 2013, there were no evidence of any RECs at the remaining SecurCare Self Storage Portfolio Properties.

The Borrowers.  The borrowers are comprised of two separate limited liability companies and one limited partnership, each of which is a single purpose entity and has an independent director.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SecurCare Self Storage Portfolio Mortgage Loan.  NSA OP, LP and Arlen Nordhagen are the guarantors of certain nonrecourse carveouts under the SecurCare Self Storage Portfolio Mortgage Loan.

The Sponsors.  The sponsors are NSA OP, LP (“NSA”) and Arlen Nordhagen.  NSA is a private upREIT that is the managing member and sole owner of the two separate limited liability companies and one limited partnership that consist of the borrowers.  NSA will allocate operating partnership units in exchange for the borrowers’ interest in the properties.  NSA was formed via the contributions of self storage assets from three self storage operators: SecurCare Self Storage, Northwest Self Storage and Optivest Properties. Arlen Nordhagen is the President of SecurCare Self Storage and also serves as the CEO of NSA.  Mr. Nordhagen was one of the founders of SecurCare in 1988 and SecurCare currently operates 140 self storage facilities in 11 states. In 2011, Mr. Nordhagen was involved in a discounted pay-off of a loan secured by a self storage property located at 13870 Indian Street, Morena Valley, California.  The 13870 Indian Street property is included in the SecurCare Self Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURCARE SELF STORAGE PORTFOLIO

Escrows.  The loan documents provide for upfront escrows in the amount of $243,251 for real estate taxes and $333,873 for deferred maintenance.  The loan documents provide for ongoing monthly reserves in the amount of $46,319 for real estate taxes and ongoing monthly deposits of $17,344 for replacement reserves (subject to a cap of $624,372). Ongoing monthly reserves for insurance are not required so as long as (i) no event of default has occurred and is continuing; (ii) the SecurCare Self Storage Portfolio Properties are covered by an acceptable blanket policy; and (iii) the borrowers provide the lender with evidence of renewal of the policies and proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The SecurCare Self Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct the property managers to deliver all rents with respect to the SecurCare Self Storage Portfolio Properties directly into the lockbox account.   The loan documents also require that all revenues received by the borrowers or the property managers be deposited into the lockbox account within one business day of receipt.   Other than during a Cash Trap Event Period (as defined below), all funds on deposit are disbursed to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar quarter; and (iii) the debt yield being less than 8.75% at the end of any calendar quarter.  A Cash Trap Event Period will expire, with regard to circumstances in clause (i), upon the cure of such event of default; with regards to circumstances in clause (ii) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is continuing pursuant to clause (iii)); with regards to circumstances in clause (iii) the debt yield is equal to or greater than 9.0% for two consecutive quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is continuing pursuant to clause (ii)).

Property Management. The SecurCare Self Storage Portfolio Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the SecurCare Self Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SecurCare Self Storage Portfolio Properties; provided that the borrowers will not be required to spend more than 200% of the cost of a stand-alone policy for terrorism insurance immediately prior to the date that TRIPRA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Sunrise Technology Park

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$40,430,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$40,430,000			Location:	Reston, VA
% of Initial Pool Balance:	3.7%			Size:	315,579 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$128.11
Borrower Name:	Sunrise Tech Park Co. LLC			Year Built/Renovated:	1985/NAP
Sponsor:	TRZ Holdings LLC			Title Vesting:	Fee
Mortgage Rate:	3.700%			Property Manager:	Self-managed
Note Date:	June 10, 2013			3rd Most Recent Occupancy (As of):	90.0% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.7% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of):	88.0% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	90.4% (4/30/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$5,061,750 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,719,135 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$4,677,451 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine			U/W Revenues:	$6,135,357
				U/W Expenses:	$1,549,943
				U/W NOI:	$4,585,413
				U/W NCF:	$4,093,849
Escrows and Reserves(1):				U/W NOI DSCR:	2.05x
				U/W NCF DSCR:	1.83x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.3%
Taxes	$368,516	$46,064	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$62,200,000
Replacement Reserves	$0	$5,259	$189,347	As-Is Appraisal Valuation Date:	April 17, 2013
TI/LC Reserve	$481,659	$26,298	NAP	Cut-off Date LTV Ratio:	65.0%
GSA Space TI/LC Reserve	$500,000	$0	NAP	LTV Ratio at Maturity or ARD:	54.3%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Sunrise Technology Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four adjacent office buildings, located in Reston, Virginia (the “Sunrise Technology Park Property”).  The Sunrise Technology Park Mortgage Loan was originated on June 10, 2013 by The Royal Bank of Scotland.  The Sunrise Technology Park Mortgage Loan had an original principal balance of $40,430,000, has an outstanding principal balance as of the Cut-off Date of $40,430,000 and accrues interest at an interest rate of 3.700% per annum.  The Sunrise Technology Park Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Sunrise Technology Park Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to defease the Sunrise Technology Park Mortgage Loan in whole, but not in part, on any due date before April 1, 2023. In addition, the Sunrise Technology Park Mortgage Loan is prepayable without penalty on or after April 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$40,430,000	100.0%	Loan payoff	$35,649,274	88.2%
			Reserves	1,350,175	3.3
			Closing costs	353,040	0.9
			Return of equity	3,077,511	7.6
Total Sources	$40,430,000	100.0%	Total Uses	$40,430,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 SUNRISE TECHNOLOGY PARK

The Property.  The Sunrise Technology Park Property consists of three, one-story and one, two-story class B office buildings located in Reston, Virginia.  The Sunrise Technology Park Property was built in 1985 on 21.7 acres of land and contains 315,579 rentable square feet.  The Sunrise Technology Park Property was originally constructed as an office flex property, which allows tenants the ability to build out their space with office and warehouse space per their specifications.  The Sunrise Technology Park Property is comprised of 246,376 square feet of office space and 69,203 square feet of data center space.  As of April 30, 2013, the Sunrise Technology Park Property was 90.4% leased to a mix of 14 separate government, technology, healthcare and professional service tenants.

The following table presents certain information relating to the tenancies at the Sunrise Technology Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
ValueOptions	NR/NR/NR	61,229	19.4%	$15.29	$936,337	18.2%	6/30/2017
United States of America	AAA/Aaa/AA+	30,139	9.6%	$26.56	$800,492	15.5%	4/9/2018
Verizon Business Services	A/A3/A-	32,189	10.2%	$23.00	$740,347	14.4%	2/28/2019
Government Scientific Source	NR/NR/NR	36,585	11.6%	$14.69	$537,434	10.4%	10/11/2014
Level 3 Communications	NR/NR/NR	16,391	5.2%	$30.00	$491,730	9.5%	12/31/2017
Carahsoft Technology Corp	NR/NR/NR	32,671	10.4%	$13.91	$454,454	8.8%	5/31/2016
MCI Metro Access Transmission	B-/Caa2/B	16,739	5.3%	$21.00	$351,519	6.8%	2/28/2015
Rincon Technology	NR/NR/NR	13,954	4.4%	$12.36	$172,471	3.3%	3/20/2018
Comcast of Virginia	BBB+/A3/A-	11,116	3.5%	$15.30	$170,075	3.3%	12/31/2014
Total Major Tenants		251,013	79.5%	$18.54	$4,654,859	90.2%

Non-Major Tenants		34,278	10.9%	$14.69	$503,433	9.8%

Occupied Collateral		285,291	90.4%	$18.08	$5,158,292	100.0%

Vacant Space		30,288	9.6%

Collateral Total		315,579	100.0%

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)   Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2013.

The following tables present certain information relating to the lease rollover schedule at the Sunrise Technology Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	47,701	15.1%	47,701	15.1%	$707,508	$14.83
2015	2	26,112	8.3%	73,813	23.4%	$625,783	$23.97
2016	2	40,130	12.7%	113,943	36.1%	$551,421	$13.74
2017	2	77,968	24.7%	191,911	60.8%	$1,287,856	$16.52
2018	2	44,093	14.0%	236,004	74.8%	$972,963	$22.07
2019	2	37,640	11.9%	273,644	86.7%	$828,544	$22.01
2020	0	0	0.0%	273,644	86.7%	$0	$0.00
2021	0	0	0.0%	273,644	86.7%	$0	$0.00
2022	1	3,884	1.2%	277,528	87.9%	$60,008	$15.45
2023	1	7,763	2.5%	285,291	90.4%	$124,208	$16.00
Thereafter	0	0	0.0%	285,291	90.4%	$0	$0.00
Vacant	0	30,288	9.6%	315,579	100.0%	$0	$0.00
Total / Weighted Average	14	315,579	100.0%			$5,158,292	$18.08

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

The following table presents historical occupancy percentages at the Sunrise Technology Park Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/30/2013
90.0%	85.7%	88.0%	90.4%

(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Sunrise Technology Park Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$4,884,178	$4,922,997	$4,842,957	$5,158,292	$16.35
Grossed Up Vacant Space	0	0	0	567,294	1.80
Total Reimbursables	1,138,634	1,226,883	1,288,433	1,263,770	4.00
Other Income	525,487	46,782	43,558	43,558	0.14
Less Vacancy & Credit Loss	(71,843)	1,071	(655)	(897,557)(1)	(2.84)
Effective Gross Income	$6,476,456	$6,197,733	$6,174,293	$6,135,357	$19.44

Total Operating Expenses	$1,414,706	$1,478,598	$1,496,842	$1,549,943	$4.91

Net Operating Income	$5,061,750	$4,719,135	$4,677,451	$4,585,413	$14.53
TI/LC	0	0	0	428,449	1.36
Capital Expenditures	0	0	0	63,116	0.20
Net Cash Flow	$5,061,750	$4,719,135	$4,677,451	$4,093,849	$12.97

NOI DSCR	2.27x	2.11x	2.09x	2.05x
NCF DSCR	2.27x	2.11x	2.09x	1.83x
NOI DY	12.5%	11.7%	11.6%	11.3%
NCF DY	12.5%	11.7%	11.6%	10.1%

(1)	The underwritten economic vacancy is 13.0%. The Sunrise Technology Park Property was 90.4% physically occupied as of April 30, 2013.

Appraisal.  As of the appraisal valuation date of April 17, 2013, the Sunrise Technology Park Property had an “as-is” appraised value of $62,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 24, 2013, there was no evidence of any recognized environmental conditions, but continued implementation of the existing asbestos operations and maintenance ("O&M") plan is recommended.

Market Overview and Competition.  The Sunrise Technology Park Property is located in Reston, Fairfax County, Virginia approximately 23 miles northwest of the Washington DC central business district and six miles east of the Washington Dulles International Airport. According to the appraisal, the estimated 2013 population and average household income within a five-mile radius of the Sunrise Technology Park Property are 222,526 and $154,469, respectively. The average unemployment rate in Fairfax County in 2012 was 4.0% compared to the Washington, DC metropolitan statistical area's unemployment of 5.4%.

According to a third party market research report, the Reston office submarket, contains approximately 4.5 million square feet of class B office space with an overall vacancy rate of 15.8%, as of the first quarter 2013. The overall market rent was $22.52 per square foot, on a triple net basis, as of the first quarter 2013.

Competitive Set(1)

	Sunrise Technology Park (Subject)	Greenbriar Corporate	Monroe Business Center 4	Southgate I	Sunset Corporate Plaza 1	Dulles Business Park
Market	Reston, VA	Fairfax, VA	Herndon, VA	Chantilly, VA	Reston, VA	Chantilly, VA
Distance from Subject	––	5.8 miles	2.9 miles	8.7 miles	3.2 miles	5.7 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built	1985	1986	1987	2000	1985	2001
Total GLA	315,579 SF	111,722 SF	23,772 SF	104,000 SF	101,000 SF	163,190 SF
Total Occupancy	90%	77%	85%	85%	100%	100%

(1)	Information obtained from the appraisal dated April 17, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

The Borrower.  The borrower is Sunrise Tech Park Co. LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sunrise Technology Park Mortgage Loan.  TRZ Holdings LLC is the guarantor of certain nonrecourse carveouts under the Sunrise Technology Park Mortgage Loan.

The Sponsor.  The sponsor, TRZ Holdings LLC, is a wholly owned subsidiary of Brookfield (NYSE: BPO), a publicly traded commercial real estate firm with its U.S. headquarters located in New York, New York, and ownership in properties located throughout the U.S., Canada, Australia and the United Kingdom.  As of December 31, 2012, Brookfield had total assets of approximately $27.5 billion.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $368,516 for real estate taxes, $481,659 for tenant improvements and leasing commissions and $500,000 for tenant improvements and leasing commissions associated with the United States of America re-leasing their space.  The $500,000 reserve is expected to be released to the borrower in the near future since the United States of America executed a lease extension on July 12, 2013.  The loan documents also provide for ongoing monthly escrows in the amount of $46,064 for real estate taxes, $5,259 for replacement reserves (subject to a cap of $189,347) and $26,298 for tenant improvements and leasing commissions. No monthly insurance escrow is required so long as the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with satisfactory proof of renewal and payment of insurance premiums.

Lockbox and Cash Management.  The Sunrise Technology Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower's operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.10x as of the end of any calendar quarter (or at any time when an approved mezzanine loan (as described below) is outstanding).  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when (1) an amortizing debt service coverage ratio of at least 1.10x has been achieved for two consecutive calendar quarters or (2) the borrower deposits additional collateral to the lender to achieve a debt service coverage ratio of at least 1.10x.

Property Management.  The Sunrise Technology Park Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Sunrise Technology Park Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. Not permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 80.0%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.15x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody's that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Sunrise Technology Park Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of six months.  The terrorism insurance policy required to be obtained by the borrower may be issued by a captive insurance company wholly-owned and controlled by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Northwest Self Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$27,084,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$27,084,000			Location:	Various – See Table
% of Initial Pool Balance:	2.4%			Size:	563,685 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$48.05
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	NSA OP, LP; Kevin Howard; Tim Warren			Title Vesting:	Fee
Mortgage Rate:	4.650%			Property Manager:	Self-managed
Note Date:	June 10, 2013			3rd Most Recent Occupancy (As of):	84.3% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.5% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of):	84.2% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	85.2% (5/2/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,492,178 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,628,466 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,690,777 (TTM 3/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$4,343,612
Additional Debt Type:	NAP			U/W Expenses:	$1,681,729
				U/W NOI:	$2,661,883
				U/W NCF:	$2,577,331
				U/W NOI DSCR:	1.45x
Escrows and Reserves(2):				U/W NCF DSCR:	1.41x
				U/W NOI Debt Yield:	9.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.5%
Taxes	$83,256	$28,113	NAP	As-Is Appraised Value(3):	$36,900,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(3):	May 10, 2013
Replacement Reserves	$0	$7,046	$253,659	Cut-off Date LTV Ratio:	73.4%
Deferred Maintenance	$38,951	$0	NAP	LTV Ratio at Maturity or ARD:	58.8%

(1)	The borrowers consist of 12 separate limited liability companies. See “The Borrower” section.
(2)	See “Escrows” section.
(3)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Northwest Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 13 self storage properties located in two states (the “Northwest Self Storage Portfolio Properties”).  The Northwest Self Storage Portfolio Mortgage Loan was originated on June 10, 2013 by Wells Fargo Bank, National Association.  The Northwest Self Storage Portfolio Mortgage Loan had an original principal balance of $27,084,000, has an outstanding principal balance as of the Cut-off Date of $27,084,000 and accrues interest at an interest rate of 4.650% per annum.  The Northwest Self Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 25-year amortization schedule.  The Northwest Self Storage Portfolio Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrowers have the right to defease the Northwest Self Storage Portfolio Mortgage Loan in whole, but not in part, on any date before April 1, 2023.  In addition, the Northwest Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after April 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHWEST SELF STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$27,084,000	100.0%	Loan payoff	$15,766,723	58.2%
			Reserves	122,207	0.5
			Closing costs	443,498	1.6
			Return of equity(1)	10,751,572	39.7
Total Sources	$27,084,000	100.0%	Total Uses	$27,084,000	100.0%

(1)
The sponsor’s return of equity was used to buy-out previous partners’ ownership interests in the SecurCare Self Storage Portfolio Properties, a mortgage loan that is also included in the WFRBS 2013–C15 securitization.

The Properties. The Northwest Self Storage Portfolio Mortgage Loan is secured by the fee interest in 13 self storage properties totaling 563,685 rentable square feet located in two states: Oregon (10) and Washington (3). No property consists of more than 13.6% of the Allocated Cut-off Date Principal Balance and 13.8% of the Underwritten Net Cash Flow for the Northwest Self Storage Portfolio Mortgage Loan.  The Northwest Self Storage Portfolio Properties range in size from 32,350 square feet to 59,570 square feet and as of May 2, 2013, the Northwest Self Storage Portfolio Properties were 85.2% occupied.

The following table presents certain information relating to the Northwest Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(1)
1239 Southeast 1st Avenue – Canby, OR	$3,672,000	13.6%	85.2%	1993/NAP	56,698	$4,650,000
3312 Pacific Avenue – Forest Grove, OR	$2,665,000	9.8%	94.3%	1994/NAP	38,385	$3,375,000
14735 Southeast 82nd Drive – Clackamas, OR	$2,598,000	9.6%	93.0%	1976/NAP	47,612	$3,290,000
629 Southeast Mount Hood Highway – Gresham, OR	$2,468,000	9.1%	80.0%	1997/NAP	47,900	$3,125,000
576 Southwest Halsey Street – Troutdale, OR	$2,290,000	8.5%	78.7%	1996/NAP	45,555	$2,900,000
2656 Olympic Street – Springfield, OR	$2,282,000	8.4%	80.8%	1989/NAP	39,500	$2,890,000
18 Northwest 29th Avenue – Battle Ground, WA	$2,132,000	7.9%	97.1%	2001/NAP	37,655	$2,700,000
2401 Harrison Avenue – Centralia, WA	$2,053,000	7.6%	80.5%	1986/NAP	47,120	$2,600,000
1533 Bishop Road – Chehalis, WA	$1,580,000	5.8%	72.7%	1996/NAP	39,800	$2,000,000
599 Highway 99 North – Eugene, OR	$1,501,000	5.5%	77.5%	1999/NAP	33,175	$1,900,000
100 Southeast 3rd Street – Bend, OR	$1,481,000	5.5%	94.7%	1989/NAP	32,350	$1,875,000
1600 North Highway 97 – Redmond, OR	$1,248,000	4.6%	80.9%	1993/NAP	38,365	$1,580,000
7901 Old Highway 99 North – Roseburg, OR	$1,114,000	4.1%	91.7%	2003/NAP	59,570	$1,410,000
Total/Weighted Average	$27,084,000	100.0%	85.2%		563,685	$34,295,000

(1)
Although the summation of the individual appraised values is $34,295,000, the appraiser concluded that the aggregate value of the portfolio as a whole is $36,900,000.  See “Appraisal” section for more details.

The following table presents historical occupancy percentages at the Northwest Self Storage Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	5/2/2013
84.3%	83.5%	84.2%	85.2%

(1)	Information obtained from the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHWEST SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northwest Self Storage Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$3,810,087	$3,966,608	$4,033,595	$4,240,049	$7.52
Grossed Up Vacant Space	0	0	0	808,992	1.44
Total Reimbursables	0	0	0	0	0
Other Income	274,254	306,038	310,017	331,523	0.59
Less Vacancy & Credit Loss	0	0	0	(1,036,952)(1)	(1.84)
Effective Gross Income	$4,084,341	$4,272,646	$4,343,612	$4,343,612	$7.71

Total Operating Expenses	$1,592,163	$1,644,180	$1,652,835	$1,681,729	$2.98

Net Operating Income	$2,492,178	$2,628,466	$2,690,777	$2,661,883	$4.72
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	84,553	0.15
Net Cash Flow	$2,492,178	$2,628,466	$2,690,777	$2,577,331	$4.57

NOI DSCR	1.36x	1.43x	1.47x	1.45x
NCF DSCR	1.36x	1.43x	1.47x	1.41x
NOI DY	9.2%	9.7%	9.9%	9.8%
NCF DY	9.2%	9.7%	9.9%	9.5%

(1)	The underwritten economic vacancy is 18.5%. The Northwest Self Storage Portfolio Properties were 85.2% physically occupied as of May 2, 2013.

Appraisal.  As of the appraisal valuation dates ranging from May 1, 2013 to May 8, 2013 the Northwest Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $34,295,000.  However, the appraiser assumed a portfolio premium due to the Northwest Self Storage Portfolio Properties covering a wide variety of areas and regions as well as a scarcity of available self storage portfolios, which would increase investor demand if marketed as a portfolio and determined a portfolio “as-is” appraised value of $36,900,000.

Environmental Matters.  According to the Phase I environmental site assessments dated March 15, 2013 through April 5, 2013, recognized environmental conditions (“REC”) were identified at two of the Northwest Self Storage Portfolio Properties.  Due to a reported 1995 release of waste oil and the property’s prior use as a crane service facility, a Phase II environmental site assessment was performed at the 7901 Old Highway 99 North property.   A Phase II environmental site assessment dated May 10, 2013 tested the soil and based on the analytical results no further investigation was recommended.  RECs were identified at the 2401 Harrison Avenue property due to the property operating as a former gasoline station from 1957 through 1972.  A Phase II environmental site assessment dated June 4, 2013 was performed to test the soil and groundwater and based on the analytical results, the historical site operations associated with a former gasoline station has not impacted the subsurface soil or ground water and no further investigation was recommended.

According to Phase I environmental assessments dated March 15, 2013 through April 5, 2013, there were no evidence of any RECs at the remaining Northwest Self Storage Portfolio Properties.

The Borrowers.  The borrowers comprise 12 separate limited liability companies, each of which is a single purpose entity and has an independent director).  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Northwest Self Storage Portfolio Mortgage Loan.   NSA OP, LP, Kevin Howard and Tim Warren are the guarantors of certain nonrecourse carveouts under the Northwest Self Storage Portfolio Mortgage Loan.

The Sponsors.  The sponsors are NSA OP, LP (“NSA”), Kevin Howard and Tim Warren.  NSA OP, LP is a private upREIT that is the managing member and sole owner of the 12 separate limited liability companies that consist of the borrower.  NSA will allocate operating partnership units in exchange for the borrowers’ interest in the properties.  NSA was formed via the contributions of self storage assets from three self storage operators: SecurCare Self Storage, Northwest Self Storage, Optivest Properties.  Kevin Howard and Tim Warren are the principals of Northwest Storage, which own approximately 70 self storage facilities in Oregon and Washington.

Escrows.  The loan documents provide for upfront escrows in the amount of $83,256 for real estate taxes and $38,951 for deferred maintenance.  The loan documents provide for ongoing monthly reserves in the amount of $28,113 for real estate taxes and ongoing monthly deposits of $7,046 for replacement reserves (subject to a cap of $253,659). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Northwest Self Storage Portfolio Properties are covered by an acceptable blanket policy; and (iii) the borrowers provide the lender with evidence of renewal of the policies and proof of payment of the insurance premiums when due.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHWEST SELF STORAGE PORTFOLIO

Lockbox and Cash Management.  The Northwest Self Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct the property managers to deliver all rents with respect to the Northwest Self Storage Portfolio Properties directly into the lockbox account.   The loan documents also require that all revenues received by the borrowers or the property managers into the lockbox account within one business day of receipt.   Other than during a Cash Trap Event Period (as defined below), all funds on deposit are disbursed to the Northwest Self Storage Portfolio Borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar quarter; and (iii) the debt yield being less than 8.25% at the end of any calendar quarter.  A Cash Trap Event Period will expire, with regard to circumstances in clause (i), upon the cure of such event of default; with regards to circumstances in clause (ii) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is continuing pursuant to clause (iii)); with regards to circumstances in clause (iii), the debt yield is equal to or greater than 8.5% for two consecutive quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (ii)).

Property Management.  The Northwest Self Storage Portfolio Properties are managed by an affiliate of the borrowers.

Assumption.  The borrowers have the right to transfer the Northwest Self Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release.  Not permitted

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Northwest Self Storage Portfolio Properties; provided that the borrowers will not be required to spend more than 200% of the cost of a stand-alone policy for terrorism insurance immediately prior to the date that TRIPRA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Renaissance Charlotte Southpark

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$24,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$23,975,328	Location:	Charlotte, NC
% of Initial Pool Balance:	2.2%	Size:	264 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$90,816
Borrower Name:	Cartman Hotel, LLC	Year Built/Renovated:	1989/2009
Sponsor:	JWM Family Enterprises, L.P.	Title Vesting:	Fee
Mortgage Rate:	5.140%	Property Manager:	Self-managed
Note Date:	June 7, 2013	3rd Most Recent Occupancy (As of):	65.0% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	74.9% (12/31/2011)
Maturity Date:	July 1, 2023	Most Recent Occupancy (As of):	76.0% (12/31/2012)
IO Period:	None	Current Occupancy (As of):	76.0% (3/31/2013)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$2,178,792 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$3,191,874 (12/31/2012)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$3,509,730 (TTM 3/31/2013)
Lockbox Type:	None
Additional Debt:	Yes	U/W Revenues:	$12,958,960
Additional Debt Type:	Unsecured	U/W Expenses:	$9,681,396
U/W NOI:	$3,277,564
U/W NCF:	$2,629,616
U/W NOI DSCR:	2.09x
U/W NCF DSCR:	1.67x
Escrows and Reserves(1):	U/W NOI Debt Yield:	13.7%
U/W NCF Debt Yield:	11.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$38,600,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 26, 2013
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.1%
FF&E	$0	5% of Gross Revenue	NAP	LTV Ratio at Maturity or ARD:	51.4%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Renaissance Charlotte Southpark Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a seven-story, full service hotel located in Charlotte, North Carolina (the “Renaissance Charlotte Southpark Property”).  The Renaissance Charlotte Southpark Mortgage Loan was originated on June 7, 2013 by Wells Fargo Bank, National Association.  The Renaissance Charlotte Southpark Mortgage Loan had an original balance of $24,000,000, has an outstanding balance as of the Cut-off Date of $23,975,328 and accrues interest at an interest rate of 5.140% per annum.  The Renaissance Charlotte Southpark Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Renaissance Charlotte Southpark Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to defease the Renaissance Charlotte Southpark Mortgage Loan in whole, but not in part, on any date before April 1, 2023.  In addition, the Renaissance Charlotte Southpark Mortgage Loan is prepayable without penalty on or after April 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	84.0%	Loan payoff	$28,282,004	98.9%
Sponsor’s new cash contribution	4,584,235	16.0%	Closing costs	302,231	1.1
Total Sources	$28,584,235	100.0%	Total Uses	$28,584,235	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHARLOTTE SOUTHPARK

The Property. The Renaissance Charlotte Southpark Property is a seven-story full service hotel, which was built in 1989 and renovated in 2009, and is located in Charlotte, North Carolina.  The Renaissance Charlotte Southpark Property offers 264 guest rooms, including 172 king bed guestrooms, 90 double/queen bed guestrooms and two king bed suites.  Amenities at the Renaissance Charlotte Southpark Property include two restaurants, salt water indoor pool, fitness center, business center, approximately 8,000 square feet of meeting and banquet space and a three-story parking deck. Each guestroom has a flat screen television, a desk and lounge chairs and the suites offer kitchenettes.   The hotel was formerly operated as a Hyatt until February 2007 when it was converted to a Renaissance.  The Renaissance Charlotte Southpark Property underwent a $14.0 million renovation, which was completed in 2009.  The renovation included new guestroom soft and case goods, new corridor finishes, renovation of the ballrooms and conference rooms and a new roof. The Renaissance Charlotte Southpark Property is indirectly owned by the Marriott family (see “Sponsor” section) and no franchise agreement is in-place.  The property management contract expires on April 30, 2027.

Operating History and Underwritten Net Cash Flow. The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance Charlotte Southpark Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per Room
Occupancy	74.9%	76.0%	76.0%	76.0%
ADR	$117.50	$133.20	$134.76	$134.76
RevPAR	$88.01	$101.23	$102.42	$102.42

Total Revenue	$11,295,675	$12,593,019	$13,248,589	$12,958,960	$49,087
Total Department Expenses	4,610,960	4,902,444	5,085,909	5,074,627	19,222
Gross Operating Profit	$6,684,715	$7,690,575	$8,162,680	$7,884,333	$29,865

Total Undistributed Expenses	4,015,013	4,060,352	4,195,847	4,110,769	15,571
Profit Before Fixed Charges	$2,669,702	$3,630,223	$3,966,833	$3,773,564	$14,294

Total Fixed Charges	490,910	438,349	457,103	496,000	1,879

Net Operating Income	$2,178,792	$3,191,874	$3,509,730	$3,277,564	$12,415
FF&E	564,784	629,651	662,431	647,948	2,454
Net Cash Flow	$1,614,008	$2,562,223	$2,847,299	$2,629,616	$9,961

NOI DSCR	1.39x	2.03x	2.23x	2.09x
NCF DSCR	1.03x	1.63x	1.81x	1.67x
NOI DY	9.1%	13.3%	14.6%	13.7%
NCF DY	6.7%	10.7%	11.9%	11.0%

Appraisal. As of the appraisal valuation date of April 26, 2013, the Renaissance Charlotte Southpark Property had an “as-is” appraised value of $38,600,000.

Environmental Matters. According to the Phase I environmental assessment dated May 14, 2013, there was no evidence of any recognized environmental conditions at the Renaissance Charlotte Southpark Property.

Market Overview and Competition. The Renaissance Charlotte Southpark Property is situated on the southwest corner of the intersection of Barclay Downs Drive and Carnegie Boulevard, directly across from the 1.3 million square foot SouthPark Mall in the Uptown submarket of Charlotte, North Carolina.  The Renaissance Charlotte Southpark Property is located five miles south of the Charlotte central business district and approximately eight miles southeast of Charlotte/Douglas International Airport.  The Uptown submarket, which contains approximately 15.4 million square feet of office space, is Charlotte’s largest office submarket and serves as the headquarters for Bank of America, Duke Energy, Chiquita Brands International and Wells Fargo. Primary access is primarily via Fairview Road, which is the primary east-west artery in the immediate area.  Fairview Road provides access from Renaissance Charlotte Southpark Property to Interstate 77, which is the primary commuter artery in the Charlotte region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHARLOTTE SOUTHPARK

The following table presents certain information relating to the Renaissance Charlotte Southpark Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Renaissance Charlotte Southpark			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2013 TTM	74.1%	$126.55	$93.79	75.8%	$135.11	$102.40	102.3%	106.8%	109.2%
3/31/2012 TTM	74.1%	$115.42	$85.54	75.3%	$120.71	$90.87	101.6%	104.6%	106.2%
3/31/2011 TTM	72.6%	$110.09	$79.92	65.8%	$110.93	$72.94	90.6%	100.8%	91.3%

(1)
Information obtained from a third party hospitality research report dated April 18, 2013.  According to such third party hospitality report, the Competitive Set includes the following hotels: Doubletree Charlotte Southpark, Embassy Suites Charlotte, Hilton Charlotte Executive Park and Hampton Inn Suites Charlotte Southpark at Phillips Place.

The Borrower. The borrower is Cartman Hotel, LLC, a Delaware limited liability company and a single purpose entity.  JWM Family Enterprises, L.P., the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Renaissance Charlotte Southpark Mortgage Loan.

The Sponsor. The sponsor, JWM Family Enterprises, L.P. (“JWMFE”), is a private investment fund owned primarily by Marriott family members and is controlled by J.W. Marriott III.  The fund was formed to hold Marriott family assets and currently owns interests in eleven hotels.  JWMFE acquires underperforming hotels, performs significant capital upgrades and operates the properties under the Marriott franchise brand.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided payments are paid by the property manager and in accordance with the management agreement.  The loan documents do not require monthly escrows for insurance premiums provided the property manager provides payments in a timely manner and the coverage is maintained in accordance with the management agreement.  The loan documents provide for monthly deposits into an FF&E reserve, controlled and paid by the property manager, equal to 5.0% of the gross revenue for the most recent calendar month.

Lockbox and Cash Management. None.

Property Management. The Renaissance Charlotte Southpark Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Renaissance Charlotte Southpark Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Right of First Offer. The property manager, Renaissance Hotel Operating Company, a Marriott-related affiliate, has a 30 day period to negotiate the purchase terms (“ROFO”) of the Renaissance Chartlotte Southpark Property prior to the Renaissance Charlotte Southpark Property being offered for sale to a third party.  The ROFO is not extinguished by foreclosure or deed-in-lieu thereof, but the management agreement provides that foreclosure or deed-in-lieu thereof by any mortgage does not trigger the ROFO.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower has incurred $25,861,890 of unsecured subordinate debt provided by the sponsor.  The unsecured subordinate debt accures at an interest rate of 2.16% and is payable from excess cash flow after all property expenses, reserves and debt service payments have been made.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Renaissance Charlotte Southpark Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – American Self Storage - Staten Island

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$21,000,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$20,948,223			Location:	Staten Island, NY
% of Initial Pool Balance:	1.9%			Size:	165,103 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$126.88
Borrower Name:	American Self-Storage Staten Island, LLC			Year Built/Renovated:	1924/2004
Sponsors:	Warren Diamond; John Del Monaco			Title Vesting:	Fee
Mortgage Rate:	4.596%			Property Manager:	Self-managed
Note Date:	May 30, 2013			3rd Most Recent Occupancy (As of):	76.2% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	75.3% (12/31/2011)
Maturity Date:	June 1, 2023			Most Recent Occupancy (As of):	75.1% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	79.2% (3/30/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,734,784 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,830,420 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$1,842,994 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$2,707,069
Additional Debt Type:	NAP			U/W Expenses:	$895,724
				U/W NOI:	$1,811,345
				U/W NCF:	$1,723,840
Escrows and Reserves(1):				U/W NOI DSCR:	1.40x
				U/W NCF DSCR:	1.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.6%
Taxes	$47,092	$7,849	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$23,163	$3,860	NAP	As-Is Appraised Value:	$32,000,000
Replacement Reserves	$388,482	$7,713	NAP	As-Is Appraisal Valuation Date:	April 16, 2013
Environmental Reserve	$78,000	$0	NAP	Cut-off Date LTV Ratio:	65.5%
Deferred Maintenance	$44,313	$0	NAP	LTV Ratio at Maturity or ARD:	53.2%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “American Self Storage - Staten Island Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 165,103 square foot self storage facility located in Staten Island, New York (the “American Self Storage - Staten Island Property”).  The American Self Storage - Staten Island Mortgage Loan was originated on May 30, 2013 by The Royal Bank of Scotland.  The American Self Storage - Staten Island Mortgage Loan had an original principal balance of $21,000,000, has an outstanding principal balance as of the Cut-off Date of $20,948,223 and accrues interest at an interest rate of 4.596% per annum.  The American Self Storage - Staten Island Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The American Self Storage - Staten Island Mortgage Loan matures on June 1, 2023.

Following the lockout period, the borrower has the right to defease the American Self Storage - Staten Island Mortgage Loan in whole, but not in part, on any date before March 1, 2023. In addition, the American Self Storage - Staten Island Mortgage Loan is prepayable without penalty on or after March 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100.0%	Loan payoff	$9,813,411	46.7%
			Reserves	581,050	2.8
			Closing costs	888,815	4.2
			Return of equity	9,716,724	46.3
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICAN SELF STORAGE - STATEN ISLAND

The Property. The American Self Storage - Staten Island Mortgage Loan is secured by the fee interest in a self storage facility totaling 165,103 square feet located in Staten Island, New York.  The American Self Storage - Staten Island Property was originally built in 1924 as an industrial property and converted to self storage space in 2004.  The American Self Storage - Staten Island Property is a seven-story facility that currently encompasses 2,221 units.  The American Self Storage - Staten Island Property is currently undergoing an expansion, which will add 86 units encompassing 6,025 square feet of additional space.  The expansion will bring the total unit count and square footage up to 2,307 and 171,128, respectively.  The American Self Storage - Staten Island Property has a range of amenities including video surveillance, an alarm system and security access.  The American Self Storage - Staten Island Property includes 26 outdoor parking spaces that are available for rent.

The following table presents information relating to the historical occupancy for the American Self Storage - Staten Island Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	3/30/2013
76.2%	75.3%	75.1%	79.2%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the American Self Storage - Staten Island Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$2,263,758	$2,368,849	$2,967,225	$2,967,225	$17.97
Grossed Up Vacant Space	0	0	0	0	0
Less Concessions	0	0	0	0	0
Other Income	432,987	416,594	419,137	419,137	2.54
Less Vacancy & Credit Loss	(105,435)	(96,468)	(679,293)	(679,293)(1)	(4.11)
Effective Gross Income	$2,591,310	$2,688,975	$2,707,069	$2,707,069	$16.40

Total Operating Expenses	$856,526	$858,555	$864,075	$895,724	$5.43

Net Operating Income	$1,734,784	$1,830,420	$1,842,994	$1,811,345	$10.97
Replacement Reserves	0	0	0	87,505	0.53
Net Cash Flow	$1,734,784	$1,830,420	$1,842,994	$1,723,840	$10.44

NOI DSCR	1.34x	1.42x	1.43x	1.40x
NCF DSCR	1.34x	1.42x	1.43x	1.34x
NOI DY	8.3%	8.7%	8.8%	8.6%
NCF DY	8.3%	8.7%	8.8%	8.2%

(1)	The underwritten economic vacancy is 22.9%. The American Self Storage - Staten Island Property was 79.2% physically occupied as of March 30, 2013.

Appraisal.  As of the appraisal valuation date of April 16, 2013, the American Self Storage - Staten Island Property had an “as-is” appraised value of $32,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 30, 2013, two recognized environmental conditions ("RECs") were identified at the American Self Storage - Staten Island Property.  The Phase I report showed a REC related to one 10,000 gallon underground storage tank ("UST") and one 550 gallon UST.  The Phase I report recommended both USTs, along with approximately 57 tons of contaminated soil be removed and $78,000 was reserved for this purpose.  Once the USTs and soil have been removed, no further action is required.  The Phase I report also identified approximately 1,380 feet of asbestos-containing pipe insulation on-site.  The Phase I report recommended that an asbestos operations and maintenance program be implemented to monitor the asbestos-containing and suspect-asbestos-containing materials that may be located at the American Self Storage - Staten Island Property.

Market Overview and Competition.  The American Self Storage - Staten Island Property is located on Tompkins Avenue in Staten Island, New York, one of the five boroughs comprising New York City. The American Self Storage - Staten Island Property is located less than 1.5 miles from Interstate 278, which provides access to Brooklyn and Manhattan via the Verrazano Bridge to the east and access to Interstate 95 and New Jersey to the west.  The American Self Storage - Staten Island Property is situated approximately 20 miles southwest of the John F. Kennedy International Airport and 20 miles southeast of the LaGuardia Airport.  Per the appraisal, the estimated 2013 population and median household income for the borough of Staten Island were reported at 472,330 and $71,352, respectively.  Of the five boroughs, Staten Island has the highest median household income, which is expected to increase by 10.1% over the next five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICAN SELF STORAGE - STATEN ISLAND

The Borrower.  The borrower is American Self-Storage Staten Island, LLC, a New York limited liability company and a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the American Self Storage - Staten Island Mortgage Loan.  American Self-Storage Staten Island, LLC, is ultimately controlled by John Del Monaco (28.3%) and Warren Diamond (23.3%), both of which will serve as the guarantors for the American Self Storage - Staten Island Mortgage Loan.

The Sponsors.  The sponsors for the American Self Storage - Staten Island Mortgage Loan are John Del Monaco and Warren Diamond.  Warren Diamond is the chief executive officer of American Real Estate Management Associates, a developer of commercial and residential real estate in New York and New Jersey.  Warren Diamond also founded American Self Storage in 1986 and has over 25 years of real estate experience.  American Self Storage is one of the leading self storage developers and operators in the metropolitan New York/New Jersey area.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $47,092 for real estate taxes, $23,163 for insurance premiums, $388,482 for replacement reserves, $44,313 for deferred maintenance and $78,000 for an environmental reserve (see “Environmental Matters” section).  The loan documents also provide for ongoing monthly escrows in the amount of $7,849 for real estate taxes, $3,860 for insurance premiums and $7,713 for replacement reserves.

Lockbox and Cash Management.  The American Self Storage - Staten Island Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, or (ii) the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.10x has been achieved for two consecutive calendar quarters.

Property Management.  The American Self Storage - Staten Island Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the American Self Storage - Staten Island Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the American Self Storage - Staten Island Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Transaction Contact Information

Questions may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Todd Jaeger	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5608
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.